AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1995
                                                       REGISTRATION NO. 33-
         =======================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933
                             --------------------
                        MERCANTILE BANCORPORATION INC.
          (Exact name of Registrant as specified in Its Charter)
  Missouri                        6712                       43-0951744
 (State or Other Jurisdiction of  (Primary Standard          (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                     Code Number)
                                     P.O. Box 524
                             St. Louis, Missouri 63166-0524
                                    (314) 425-2525
     (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                        Registrant's Principal Executive Offices)
                               --------------------
                                JON W. BILSTROM, ESQ.
                           General Counsel and Secretary
                           Mercantile Bancorporation Inc.
                                   P.O. Box 524
                          St. Louis, Missouri 63166-0524
                                 (314) 425-2525
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                             Code, of Agent For Service)
                               --------------------

                                   With copies to:
JOHN Q. ARNOLD                  EDWARD D. HERLIHY, ESQ.          JOHN S. ZEILINGER, ESQ.
Chief Financial Officer         Wachtell, Lipton, Rosen & Katz   Baird, Holm, McEachen,
Mercantile Bancorporation Inc.  51 West 52nd Street              Pedersen, Hamann & Strasheim
P.O. Box 524                    New York, New York 10019-6150    1500 Woodmen Tower
St. Louis, Missouri 63166-0524  (212) 403-1000                   Omaha, Nebraska 68102-2068
(314) 425-2525                                                  (402) 344-0500

                               --------------------
           Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                               --------------------






                                              CALCULATION OF REGISTRATION FEE
                 ==========================================================================================================
                      TITLE OF EACH                   PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                 CLASS OF SECURITIES   AMOUNT TO BE    OFFERING PRICE         AGGREGATE       REGISTRATION
                    TO BE REGISTERED    REGISTERED      PER SHARE(2)      OFFERING PRICE(2)        FEE
                 ----------------------------------------------------------------------------------------
                 Common Stock, $5.00     7,996,952         $43.06          $344,313,200.56     $118,728.69
                      par value(1)        shares
                 ----------------------------------------------------------------------------------------
                 (1)  Includes one attached Preferred Share Purchase Right per share.

                 (2)  Pursuant to Rule 457(f)(1) and 457(c) promulgated under the Securities Act of 1933, as amended, and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $344,313,200.56, which equals (x)
                      the average of the high and low prices of the common stock, without par value
                      ("Hawkeye Common Stock"), of Hawkeye Bancorporation ("Hawkeye"), of $25.1875, as
                      reported on the Nasdaq National Market on October 17, 1995, multiplied by (y) the total number of shares of Hawkeye Common Stock (including shares issuable pursuant to the exercise of outstanding options to purchase Hawkeye Common Stock) to be cancelled in the merger of Hawkeye with and into a subsidiary of Mercantile
                      Bancorporation Inc. (the "Merger").  The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the maximum number of shares of MBI common stock, $5.00 par value, that could be issued in the Merger.

                       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS
                      MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A
                      FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
                      THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF
                      1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
                      SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                 ==========================================================================================================






                                              MERCANTILE BANCORPORATION INC.
                                                  CROSS REFERENCE SHEET
                                         PURSUANT TO REGULATION S-K, ITEM 501(B)

    FORM S-4 ITEM                                                    PROXY STATEMENT-PROSPECTUS HEADING

    Information About the Transaction
     1.  Forepart of Registration Statement and Outside Front        Facing Page; Cross Reference Sheet; Outside Front Cover
         Cover Page of Prospectus                                    Page of Proxy Statement/Prospectus


     2.  Inside Front and Outside Back Cover Pages of Prospectus     Available Information; Incorporation of Certain
                                                                     Information by Reference; Table of Contents

     3.  Risk Factors, Ratio of Earnings to Fixed Charges, and       Summary Information; Pro Forma Financial Information
         Other Information

     4.  Terms of Transaction                                        Summary Information; Terms of the Proposed Merger;
                                                                     Certain Federal Income Tax Consequences of the Merger;
                                                                     Dissenters' Rights of Shareholders of Hawkeye;
                                                                     Information Regarding MBI Stock; Supervision and
                                                                     Regulation

     5.  Pro Forma Financial Information                             Summary Information; Pro Forma Financial Information

     6.  Material Contacts with the Company Being Acquired           Summary Information; Terms of the Proposed Merger

     7.  Additional Information Required for Reoffering by Persons   Not Applicable
         and Parties Deemed to be Underwriters

     8.  Interests of Named Experts and Counsel                      Legal Matters

     9.  Disclosure of Commission Position on Indemnification        Not Applicable
         for Securities Act Liabilities

    Information About the Registrant

    10.  Information With Respect to S-3 Registrants                 Incorporation of Certain Information by Reference;
                                                                     Summary Information








    11.  Incorporation of Certain Information by Reference           Incorporation of Certain Information by Reference

    12.  Information With Respect to S-2 or S-3 Registrants          Not Applicable

    13.  Incorporation of Certain Information by Reference           Not Applicable

    14.  Information with Respect to Registrants Other Than S-2      Not Applicable
         or S-3  Registrants

    Information About the Company Being Acquired

    15.  Information With Respect to S-3 Companies                   Incorporation of Certain Information by Reference;
                                                                     Summary Information

    16.  Information With Respect to S-2 or S-3 Companies            Not Applicable

    17.  Information With Respect to Companies Other Than S-2 or     Not Applicable
         S-3 Companies

    Voting and Management Information

    18.  Information if Proxies, Consents, or Authorizations         Incorporation of Certain Information by Reference;
         Are to be Solicited                                         Summary Information; Information Regarding Special
                                                                     Meeting; Terms of the Proposed Merger; Other Matters;
                                                                     Stockholder Proposals

    19.  Information if Proxies, Consents, or Authorizations Are     Not Applicable
         Not to be Solicited, or in an Exchange Offer
























                                     SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


           FILED BY THE REGISTRANT [X]
           FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

           CHECK THE APPROPRIATE BOX:

           [X]  PRELIMINARY PROXY STATEMENT    [ ]  CONFIDENTIAL, FOR USE OF THE
           [ ]  DEFINITIVE PROXY STATEMENT             COMMISSION ONLY
           [ ]  DEFINITIVE ADDITIONAL MATERIALS
           [ ]  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                                      HAWKEYE BANCORPORATION
    ...........................................................................
                         (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                               N/A
    ...........................................................................
       (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


           PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

           [ ]  $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-
                6(I)(2) OR ITEM 22(A)(2) OF SCHEDULE 14A.
           [ ]  $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE
                ACT RULE 14A-6(I)(3).
           [X]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
                14A-6(I)(4) AND 0-11.
            1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
                 Common Stock, without par value ("Hawkeye Common Stock")

            2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                 Up to 13,670,003 shares of Hawkeye Common Stock


















          3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:
               The amount on which the filing fee of $68,862.64 is calculated was determined pursuant to Rule 0-11(a)(4) and (c) of the Securities Exchange Act of 1934, as amended, by multiplying 1/50th of 1% by an amount equal to the product of (x) $25.1875, the average of the high and the low sale prices on October 17, 1995, of Hawkeye Common Stock, and (y) 13,670,003, the maximum number of shares of Hawkeye Common Stock expected to be cancelled in the transaction.

          4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
               $344,313,200.56

          5)   TOTAL FEE PAID:
               $68,862.64

     [ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
     [X] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

          1)   AMOUNT PREVIOUSLY PAID:
               $118,728.69

          2)   FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
               Registration Statement on Form S-4

          3)   FILING PARTY:
               Mercantile Bancorporation Inc. (Commission File No. 1-11792)

          4)   DATE FILED:
               October 23, 1995
























                       [HAWKEYE BANCORPORATION LETTERHEAD]

                             _________________, 1995

         Dear Fellow Shareholders:

                   The Board of Directors cordially invites you to attend a Special Meeting of Shareholders of Hawkeye Bancorporation ("Hawkeye") to be held at ______ A.M., Central Time, on _________________, 1995, at ____________________, Des
         Moines, Iowa. At this important meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Reorganization, dated August 4, 1995 (the "Merger Agreement"), providing for the merger (the "Merger") of Hawkeye with and into a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

                   I have enclosed the following items relating to the Special Meeting and the Merger:

                   1.  Proxy Statement/Prospectus;

                   2.  Proxy card; and

                   3. A pre-addressed return envelope to Hawkeye for the proxy card.

         The Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Hawkeye and MBI and describe the terms and conditions of the proposed Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

                   YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF HAWKEYE AND ITS SHAREHOLDERS. ACCORDINGLY, THE HAWKEYE BOARD OF DIRECTORS RECOMMENDS THAT HAWKEYE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                   APPROVAL OF THE MERGER AGREEMENT IS A CONDITION TO THE CONSUMMATION OF THE MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person.
         Please complete, sign and date the enclosed proxy card and return it to Hawkeye in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person,







         or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to the Secretary of Hawkeye a written notice of revocation bearing a later date than the proxy, or any later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

                   If you need assistance in completing your proxy card or if you have any questions about the Proxy Statement/
         Prospectus, please feel free to contact Pamela J. Larsen at
         (515) 284-1930.


                        Sincerely,



                        Robert W. Murray
                        President and Chief Executive Officer




































                              HAWKEYE BANCORPORATION
                              222 Equitable Building
                                604 Locust Street
                           Des Moines, Iowa  50309-3723

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                    To Be Held
                            ___________________, 1995


         TO THE SHAREHOLDERS OF HAWKEYE BANCORPORATION:

                   Notice is hereby given that a Special Meeting of Shareholders of HAWKEYE BANCORPORATION, an Iowa corporation ("Hawkeye"), will be held at ____________________, Des Moines, Iowa, on ________________, 1995, at ______ A.M., Central Time,
         for the following purposes:

                   (1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization, dated August 4, 1995 (the "Merger Agreement"), by and between Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), and Hawkeye, pursuant to which, among other things, (i) Hawkeye will be merged (the "Merger") with and into Mercantile Bancorporation Inc. of Iowa, an Iowa corporation and a wholly owned subsidiary of MBI, with the result that the business and operations of Hawkeye will be continued through such wholly owned subsidiary, and (ii) upon consummation of the Merger, each outstanding share of Hawkeye common stock, without par value ("Hawkeye Common Stock"), other than shares held by Hawkeye, MBI or any of their respective wholly owned subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, all of which will be cancelled in the Merger, and other than shares held by shareholders of Hawkeye who exercise their dissenters' rights under the Iowa Business Corporation Act, will be converted into the right to receive .585 of a share of MBI common stock, par value $5.00 per share ("MBI Common Stock"), with cash in lieu of fractional shares, as set forth in detail in the attached Proxy Statement/Prospectus.

                   (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                   The record date for determining the holders of Hawkeye Common Stock entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof has been fixed as of the close of business on _________, 1995. Approval by the Hawkeye shareholders of the Merger Agreement







         requires the affirmative vote of the holders of a majority of the outstanding shares of Hawkeye Common Stock entitled to vote at the meeting.

                   Any holder of Hawkeye Common Stock who (1) files with Hawkeye prior to the Special Meeting a written notice of the shareholder's intent to demand payment for the shareholder's shares, (2) does not vote in favor of the Merger, and (3) demands payment of the fair value of the shares, shall be entitled to payment of the fair value of the shareholder's shares of Hawkeye Common Stock, under the applicable provisions of Division XIII of the Iowa Business Corporation Act, as set forth in Annex A to the attached Proxy Statement/Prospectus.

                   Information regarding the Merger and related matters is contained in the accompanying Proxy Statement/Prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this Notice.

                   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                   THE BOARD OF DIRECTORS OF HAWKEYE HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF HAWKEYE AND ITS SHAREHOLDERS. ACCORDINGLY, THE HAWKEYE BOARD OF DIRECTORS RECOMMENDS THAT HAWKEYE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             __________________________________
                             Secretary


         Des Moines, Iowa
         ____________________, 1995


              PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME









INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 23, 1995


                          MERCANTILE BANCORPORATION INC.

                                    PROSPECTUS
                               ____________________

                              HAWKEYE BANCORPORATION

                                 PROXY STATEMENT
                               ____________________


                   This Prospectus of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), relates to up to 7,996,952 shares of common stock, par value $5.00 per share, and attached preferred share purchase rights (the "Rights"), of MBI (the Common Stock and Rights are collectively referred to herein as the "MBI Common Stock") to be issued to the shareholders of Hawkeye Bancorporation, an Iowa corporation ("Hawkeye"), upon consummation of the proposed merger (the "Merger") of Hawkeye with and into Mercantile Bancorporation Inc. of Iowa, an Iowa corporation ("Merger Sub") and a wholly owned subsidiary of MBI. The Merger will be consummated pursuant to the Agreement and Plan of Reorganization, dated August 4, 1995 (the "Merger Agreement"), by and between MBI and Hawkeye, upon the terms and subject to the conditions thereof. This Prospectus also serves as the Proxy Statement of Hawkeye for use in connection with the solicitation of proxies by the Board of Directors of Hawkeye to be used at the Special Meeting of Shareholders of Hawkeye (the "Special Meeting") to be held on _______, 1995, at ______ A.M., Central Time, at _______, Des Moines, Iowa, to approve and adopt the Merger Agreement.

                   Upon consummation of the Merger, among other things, each outstanding share of Hawkeye common stock, without par value ("Hawkeye Common Stock"), other than shares held by Hawkeye, MBI or any of their respective wholly owned subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, all of which will be cancelled in the Merger, and other than shares held by shareholders of Hawkeye who exercise their dissenters' rights under the Iowa Business Corporation Act (the "Iowa Act"), will be converted into the right to receive .585 of a share of MBI Common Stock, with cash in lieu of fractional shares. See "TERMS OF THE PROPOSED MERGER" and "DISSENTERS' RIGHTS OF SHAREHOLDERS OF HAWKEYE."







                   MBI Common Stock is quoted on the New York Stock Exchange (the "NYSE") under the symbol "MTL." On ________, 1995, the last sale price of MBI Common Stock as reported on the NYSE Composite Tape was $_____. Hawkeye Common Stock is quoted on the Nasdaq National Market ("NASDAQ/NM") under the symbol "HWKB." On ______, 1995 the last sale price for Hawkeye Common Stock as reported on the NASDAQ/NM was $_____.

                   This Proxy Statement/Prospectus, the Letter to
         Hawkeye shareholders, the Notice of Special Meeting and the form of proxy are first being mailed to the shareholders of
         Hawkeye on or about            , 1995.


         THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/
            PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR
           ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

         THE SHARES OF MBI COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
             ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR
                 SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
                     FEDERAL DEPOSIT INSURANCE CORPORATION,
                      THE BANK INSURANCE FUND, THE SAVINGS
                       ASSOCIATION INSURANCE FUND OR ANY
                           OTHER GOVERNMENTAL AGENCY.

                              ____________________

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ____________,
       1995.







                              AVAILABLE INFORMATION

                   Each of MBI and Hawkeye is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning either MBI or Hawkeye can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. MBI Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning MBI are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Hawkeye Common Stock is quoted on the NASDAQ/NM, and such reports, proxy statements and other information concerning Hawkeye are available for inspection and copying at the Public Reference section of the NASDAQ/NM at 1737 K Street, N.W., Washington, D.C. 20006.

                   This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (together with any amendments thereto, the "Registration Statement") covering the securities offered hereby which has been filed by MBI with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Reference is hereby made to the Registration Statement for further information with respect to MBI and the securities offered hereby. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus provide a fair summary of the contents of any contract or other document referenced herein or therein but are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.









                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                   THIS PROXY STATEMENT/PROSPECTUS INCORPORATES
         DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE HEREIN OR IN SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE FOLLOWING:

                   MBI DOCUMENTS             HAWKEYE DOCUMENTS

             JON W. BILSTROM                 R. DOUGLAS FISHER
             GENERAL COUNSEL                 EXECUTIVE VICE PRESIDENT
               AND SECRETARY                   AND SECRETARY
             MERCANTILE BANCORPORATION INC.  HAWKEYE BANCORPORATION
             P.O. BOX 524                    222 EQUITABLE BUILDING
             ST. LOUIS, MISSOURI 63166-0524  604 LOCUST STREET
             (314) 425-2525                  DES MOINES, IOWA 50309-3723
                                             (515) 284-1930

         IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN ________, 1995 [DATE THAT IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING].

                   The following documents filed with the Commission by MBI under the Exchange Act are incorporated herein by reference:

                   (a) MBI's Annual Report on Form 10-K (Commission File No. 1-11792) for the year ended December 31, 1994, as amended by Form 10K/A (Amendment No. 1) dated June 29, 1995 (as amended, the "1994 MBI Form 10-K").

                   (b) MBI's Quarterly Reports on Form 10-Q (Commission File No. 1-11792) for the quarters ended March 31 and June 30, 1995.

                   (c) The information contained in MBI's Proxy Statement dated March 24, 1995 for its Annual Meeting of Shareholders held on April 27, 1995 that has been incorporated by reference in the 1994 MBI Form 10-K.

                   (d) MBI's Current Reports on Form 8-K (Commission File No. 1-11792) dated May 1, May 31 and August 4, 1995.










                   (e)  The description of MBI Common Stock set forth in
                        Item 1 of MBI's Registration Statement on Form 8-A (Commission File No. 1-11792), dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

                   (f) The description of the Rights set forth in Item 1 of MBI's Registration Statement on Form 8-A (Commission File No. 1-11792), dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

                   The following documents filed with the Commission by Hawkeye under the Exchange Act are incorporated herein by reference:

                   (a) Hawkeye's Annual Report on Form 10-K (Commission File No. 0-4742) for the year ended December 31, 1994 (the "1994 Hawkeye Form 10-K").

                   (b)  Hawkeye's Quarterly Reports on Form 10-Q
                        (Commission File No. 0-4742) for the quarters ended March 31 and June 30, 1995.

                   (c) The information contained in Hawkeye's Proxy Statement dated March 20, 1995 for its Annual Meeting of Shareholders held on April 18, 1995 that has been incorporated by reference in the 1994 Hawkeye Form 10-K.

                   (d)  Hawkeye's Current Reports on Form 8-K
                        (Commission File No. 0-4742) dated July 18 and August 4, 1995.

                   All documents filed with the Commission by MBI or Hawkeye pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI and Hawkeye contained in this Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall








         not be deemed, except as so modified or superseded, to constitute a part hereof.

                   Any statements contained in this Proxy Statement/ Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

                   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBI OR HAWKEYE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH IT RELATES SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBI OR HAWKEYE OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.


































                                TABLE OF CONTENTS

                                                                    PAGE

         AVAILABLE INFORMATION....................................    i

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........   ii

         SUMMARY INFORMATION......................................    1
           Business of MBI........................................    1
           Business of Merger Sub.................................    2
           Business of Hawkeye....................................    2
           Special Meeting of Hawkeye Shareholders................    3
           The Proposed Merger....................................    4
           Stock Option Agreement.................................    5
           Support Agreements.....................................    5
           Reasons for the Merger; Hawkeye Board Recommendation...    6
           Opinion of Hawkeye's Financial Advisor.................    6
           Interests of Certain Persons in the Merger.............    7
           Fractional Shares......................................    8
           Regulatory Approval....................................    8
           Waiver and Amendment...................................    9
           Accounting Treatment...................................    9
           Employee Stock Options and Stock Appreciation Rights...    9
           Federal Income Tax Consequences in General.............   10
           Dissenters' Rights.....................................   10
           Market and Market Prices...............................   11
           Comparative Unaudited Per Share Data...................   13
           Summary Financial Data.................................   15

         INFORMATION REGARDING SPECIAL MEETING....................   18
           General................................................   18
           Date, Time and Place...................................   18
           Record Date; Vote Required.............................   18
           Voting and Revocation of Proxies.......................   19
           Solicitation of Proxies................................   20

         TERMS OF THE PROPOSED MERGER.............................   21
           General Description of the Merger......................   21
           Stock Option Agreement.................................   22
           Support Agreements.....................................   25
           Background and Reasons for the Merger; Hawkeye Board
             Recommendation.......................................   26
           Opinion of Hawkeye's Financial Advisor ................   30
           Interests of Certain Persons in the Merger.............   38
           Conditions of the Merger...............................   40
           Termination of the Merger Agreement....................   42
           Closing and Effective Time.............................   42
           Surrender of Hawkeye Stock Certificates and Receipt









             of MBI Capital Stock.................................   43
           Fractional Shares......................................   45
           Regulatory Approval....................................   45
           Business Pending the Merger............................   46
           Bank Minority Shares...................................   50
           Waiver and Amendment...................................   50
           Accounting Treatment...................................   50
           Management and Operations After the Merger.............   51
           Employee Benefits......................................   51

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER....   53

         DISSENTERS' RIGHTS OF SHAREHOLDERS OF HAWKEYE............   56

         PRO FORMA FINANCIAL INFORMATION..........................   59
           Comparative Unaudited Per Share Data...................   59
           Pro Forma Combined Consolidated Financial
             Statements (Unaudited)...............................   62

         INFORMATION REGARDING MBI STOCK..........................   71
           Description of MBI Common Stock and Attached
             Preferred Share Purchase Rights......................   71
           Restrictions on Resale of MBI Capital Stock
             by Affiliates; Affiliate Agreements..................   74
           Comparison of the Rights of Shareholders of
             MBI and Hawkeye......................................   74

         SUPERVISION AND REGULATION...............................   79
           General................................................   79
           Certain Transactions with Affiliates...................   80
           Payment of Dividends...................................   80
           Capital Adequacy.......................................   81
           Support of Subsidiary Banks............................   82
           Recent Legislation.....................................   82

         LEGAL MATTERS............................................   88

         EXPERTS..................................................   88

         OTHER MATTERS............................................   88

         STOCKHOLDER PROPOSALS....................................   88

         ANNEXES
           Annex A - Dissenters' Rights Provisions Under the Iowa
                     Business Corporation Act.....................  A-1

           Annex B - Opinion of Donaldson, Lufkin & Jenrette
                     Securities Corporation,
                     dated _______, 1995..........................  B-1








                               SUMMARY INFORMATION

                   THE FOLLOWING IS A SUMMARY OF CERTAIN TERMS OF THE MERGER AND RELATED INFORMATION DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "MBI" AND "HAWKEYE" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES ON A CONSOLIDATED BASIS. SHAREHOLDERS OF HAWKEYE ARE URGED TO READ AND CONSIDER CAREFULLY ALL OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. ALL INFORMATION CONCERNING MBI INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY MBI AND ALL INFORMATION CONCERNING HAWKEYE INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY HAWKEYE. NEITHER MBI NOR HAWKEYE WARRANTS THE ACCURACY OR COMPLETENESS OF INFORMATION RELATING TO THE OTHER.

         BUSINESS OF MBI

                   MBI, a Missouri corporation, was organized in 1970 and is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). As of September 30, 1995, MBI owned, directly or indirectly, all of the capital stock (except for a small minority interest in one bank) of Mercantile Bank of St. Louis National Association, 51 other commercial banks and one federally chartered thrift that operated from 322 banking offices and 316 Fingertip Banking automated teller machines, including 37 off-premises machines, located throughout Missouri, southern Illinois, northern Iowa, northern Arkansas and eastern Kansas. MBI's services concentrate in three major lines of business -- consumer, corporate, and trust and investment advisory services. MBI also operates non-banking subsidiaries that provide related financial services, including investment management, brokerage services and asset-based lending. As of September 30, 1995, MBI reported, on a consolidated basis, total assets of $16.0 billion, total deposits of $11.8 billion, total loans of $10.6 billion and shareholders' equity of $1.4 billion. As of September 30, 1995, MBI had 55,333,878 shares of MBI Common Stock issued and outstanding and 14,806 shares of MBI preferred stock, without par value ("MBI Preferred Stock"), issued and outstanding.

                   MBI's principal executive offices are located at One Mercantile Center, St. Louis, Missouri 63101 and its telephone number is (314) 425-2525.







                   For additional information, see "TERMS OF THE
         PROPOSED MERGER," "SUPERVISION AND REGULATION," "PRO FORMA FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN
         INFORMATION BY REFERENCE."

         BUSINESS OF MERGER SUB

                   Merger Sub, an Iowa corporation, was organized in 1993 as a wholly owned subsidiary of MBI. Merger Sub is a registered bank holding company under the BHCA which currently owns all of the stock of one bank and one savings association. Merger Sub will be the surviving corporation upon consummation of the Merger.

                   The principal executive offices of Merger Sub are located at One Mercantile Center, St. Louis, Missouri 63101 and its telephone number is (314) 425-2525.

         BUSINESS OF HAWKEYE

                   Hawkeye, an Iowa corporation, was organized in 1966 and is a registered bank holding company under the BHCA. As of September 30, 1995, Hawkeye owned controlling interests in 23 commercial bank subsidiaries and three non-bank subsidiaries that operated from 65 locations throughout Iowa. Hawkeye's bank subsidiaries are located primarily in county seat or local trade center communities where agriculture is the primary industry and provide a broad range of commercial bank financial services to business customers and a variety of consumer banking services to individual customers. Certain of the bank subsidiaries also provide trust services. Hawkeye's non-bank subsidiaries provide related financial services, including centralized proof and accounting services for Hawkeye bank subsidiaries, equipment leasing and funding and servicing of government guaranteed FMHA loans.

                   As of September 30, 1995, Hawkeye reported, on a consolidated basis, total assets of $2.0 billion, total deposits of $1.7 billion, total loans of $1.3 billion and shareholders' equity of $192.8 million. As of September 30, 1995, Hawkeye had 13,461,373 shares of Hawkeye Common Stock issued and outstanding and no shares of Hawkeye preferred stock issued and outstanding.

         Hawkeye's principal executive offices are located at 222
         Equitable Building, 604 Locust Street, Des Moines, Iowa 50309 and its telephone number is (515) 284-1930.









                   For additional information, see "TERMS OF THE
         PROPOSED MERGER," "SUPERVISION AND REGULATION," "PRO FORMA FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN
         INFORMATION BY REFERENCE."

         SPECIAL MEETING OF HAWKEYE SHAREHOLDERS

                   The Special Meeting will be held at _____________, Des Moines, Iowa, on ______________, 1995, at ______ A.M.,
         Central Time, at which the shareholders of Hawkeye will consider and vote on a proposal to approve and adopt the Merger Agreement and will transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Approval by the Hawkeye shareholders of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Hawkeye Common Stock entitled to vote at the meeting (the "Shareholder Approval"). Only holders of record of Hawkeye Common Stock at the close of business on __________, 1995 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting. At such date, there were __________ shares of Hawkeye Common Stock outstanding held by approximately ____ holders of record. See "INFORMATION REGARDING SPECIAL MEETING."

                   As of the Record Date, directors and executive officers of Hawkeye and certain of their affiliates owned beneficially an aggregate of __________ shares of Hawkeye Common Stock, or approximately ______% of the shares entitled to vote at the Special Meeting. All of Hawkeye's directors and executive officers and certain of their affiliates have indicated their intention to vote their shares of Hawkeye Common Stock for the approval of the Merger Agreement. In addition, all of the directors of Hawkeye, who as of the Record Date beneficially owned in the aggregate approximately ___% of the outstanding shares of Hawkeye Common Stock, have each agreed pursuant to a Support Agreement to vote all shares of Hawkeye Common Stock beneficially owned by such person, or over which such person has voting power or control, to approve the Merger Agreement. See "INFORMATION REGARDING SPECIAL MEETING" and "TERMS OF THE PROPOSED MERGER -- Support Agreements."

                   Any shareholder of Hawkeye giving a proxy may revoke it at any time prior to the vote at the Special Meeting. Shareholders of Hawkeye wishing to revoke a proxy prior to the vote may do so by delivering to the Secretary of Hawkeye at 222 Equitable Building, 604 Locust Street, Des Moines, Iowa 50309-3723 a written notice of revocation bearing a later date than the proxy or any later dated proxy relating to the same shares,








         or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

                   THE BOARD OF DIRECTORS OF HAWKEYE HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF HAWKEYE AND ITS SHAREHOLDERS. ACCORDINGLY, THE HAWKEYE BOARD OF DIRECTORS RECOMMENDS THAT HAWKEYE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         THE PROPOSED MERGER

                   Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement described below, Hawkeye will merge with and into Merger Sub. Upon consummation of the Merger, Hawkeye's corporate existence will terminate, with Merger Sub continuing as the surviving corporation, and each outstanding share of Hawkeye Common Stock, other than shares held by Hawkeye, MBI or any of their respective wholly owned subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, all of which will be cancelled in the Merger, and other than shares held by shareholders of Hawkeye who exercise their dissenters' rights under the Iowa Act, will be converted into the right to receive .585 (the "Exchange Ratio") of a share of MBI Common Stock, with cash in lieu of fractional shares (together, the "Merger Consideration"). See "TERMS OF THE PROPOSED MERGER" and DISSENTERS' RIGHTS OF SHAREHOLDERS OF HAWKEYE."

                   Consummation of the Merger is subject to certain terms and conditions, including, among other things, the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Hawkeye Common Stock entitled to vote at the Special Meeting and receipt of all requisite regulatory approvals. See "TERMS OF THE PROPOSED MERGER -- Conditions of the Merger" and "-- Regulatory Approval." The Merger will be consummated and become effective on the date and at the time (the "Effective Time") that the articles of merger are filed with the Iowa Secretary of State.

                   Unless the parties otherwise agree, the closing (the "Closing") of the Merger shall take place at 10:00 A.M., local time, on the date (the "Closing Date") on which the Effective Time of the Merger occurs, which shall be such date as MBI shall notify Hawkeye in writing but (i) not earlier than the approval by Hawkeye shareholders of the Merger Agreement and the receipt of all requisite regulatory approvals (the "Approval Date"), and (ii) not later than the first business day








         of the first full calendar month commencing at least five business days after the Approval Date. See "TERMS OF THE PROPOSED MERGER -- Effective Time."

                   The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties or by either party upon the occurrence of certain events or if the Merger is not consummated by August 4, 1996. See "TERMS OF THE PROPOSED MERGER -- Termination of the Merger Agreement."

         STOCK OPTION AGREEMENT

                   In connection with the execution of the Merger Agreement, MBI and Hawkeye entered into the Stock Option Agreement, dated August 4, 1995 (the "Stock Option Agreement"), pursuant to which Hawkeye has issued MBI an option (the "Option") to purchase up to 2,678,000 shares of Hawkeye Common Stock (or ______% of the outstanding shares of Hawkeye Common Stock as of the Record Date, without including any shares subject to or issued pursuant to the Option) at an exercise price of $22 per share. The Option is exercisable upon the occurrence of certain events and provides MBI the right, under certain circumstances, to require Hawkeye to purchase for cash the unexercised portion of the Option and all shares of Hawkeye Common Stock purchased by MBI pursuant thereto. The Option, which MBI required that Hawkeye grant as a condition to MBI's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger. See "TERMS OF THE PROPOSED MERGER -- Stock Option Agreement."

         SUPPORT AGREEMENTS

                   Concurrently with the execution of the Merger Agreement, all of the directors of Hawkeye, who as of the Record Date beneficially owned in the aggregate approximately __% of the outstanding shares of Hawkeye Common Stock (each, a "Supporting Stockholder" and together, the "Supporting Stockholders"), executed separate Support Agreements with MBI pursuant to which each Supporting Stockholder agreed, among other things, to vote all shares of Hawkeye Common Stock beneficially owned by the Supporting Stockholder, or over which the Supporting Stockholder has voting power or control, directly or indirectly, to approve the Merger Agreement. Each Supporting Stockholder also thereby agreed, among other things, to not, and to not permit any company, trust or other entity controlled by such Supporting Stockholder to, (i) contract to sell, sell or otherwise transfer or dispose of any shares of Hawkeye Common Stock owned by the Supporting Stockholder, other than pursuant to the Merger or with MBI's prior written consent, or








         (ii) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Hawkeye or the acquisition of any capital stock or other securities of Hawkeye or the business combination, merger or consolidation of Hawkeye with any person or any similar transaction (each such transaction, an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction or agree to or otherwise assist in the effectuation of any Acquisition Transaction. Each Support Agreement may be terminated at the option of any party thereto at any time after the earlier of
         (i) the termination of the Merger Agreement and (ii) the day following the Closing Date. See "TERMS OF THE PROPOSED MERGER -- Support Agreements."

         REASONS FOR THE MERGER; HAWKEYE BOARD RECOMMENDATION

                   The Board of Directors of Hawkeye has determined that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of Hawkeye and its shareholders. Accordingly, the Hawkeye Board of Directors recommends that Hawkeye shareholders vote FOR the approval and adoption of the Merger Agreement.

                   The recommendation of Hawkeye's Board of Directors is based upon a number of factors, including the Exchange Ratio and other financial terms of the Merger, information concerning the business, financial condition, results of operations and prospects of MBI and Hawkeye, the value anticipated to be received by Hawkeye shareholders in the Merger in relation to the historical trading prices of Hawkeye Common Stock, similarities between the community banking philosophies of Hawkeye and MBI, and the financial advice and opinion rendered by Hawkeye's financial advisor, Donaldson, Lufkin & Jenrette.

                   See "TERMS OF THE PROPOSED MERGER -- Background and Reasons for the Merger; Hawkeye Board Recommendation."

         OPINION OF HAWKEYE'S FINANCIAL ADVISOR

                   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Hawkeye's financial advisor, has delivered its written opinion, dated the date of this Proxy Statement/Prospectus, to the Board of Directors of Hawkeye stating that, as of the date of this Proxy Statement/Prospectus and based on the matters set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Hawkeye Common Stock. The full text of the written opinion of DLJ, which sets forth









         the assumptions made, the procedures followed, the matters considered and the limits on the review undertaken by DLJ, is attached as Annex B to this Proxy Statement/Prospectus and holders of Hawkeye Common Stock are urged to read carefully the opinion in its entirety. See "TERMS OF THE PROPOSED MERGER -- Opinion of Hawkeye's Financial Advisor."

         INTERESTS OF CERTAIN PERSONS IN THE MERGER

                   In considering the recommendation of the Hawkeye Board with respect to the Merger Agreement, Hawkeye shareholders should be aware that certain executive officers and directors of Hawkeye (or their affiliates) have interests in the Merger that are different from and in addition to the interests of Hawkeye shareholders generally. The Board of Directors of Hawkeye was aware of these interests and took these interests into account in adopting the Merger Agreement.

                   EMPLOYMENT AGREEMENT. On August 4, 1995, Robert W. Murray, President and Chief Executive Officer of Hawkeye, entered into an employment agreement (the "Employment Agreement") with MBI. The Employment Agreement is effective only upon the consummation of the Merger. It provides for the employment of Mr. Murray as Chairman of Hawkeye Bank, Des Moines, and any successor thereto ("Hawkeye Bank"), for a term of four years from the Effective Time (the "Employment Period"). In addition, Mr. Murray will be proposed for election to the Board of Directors of MBI for a term expiring on the third anniversary of the MBI annual meeting date for the year in which the Merger is consummated. Hawkeye Bank will pay Mr. Murray for each consecutive year of the Employment Period a base salary (inclusive in each case of all fees which would otherwise be payable to him as a director of Hawkeye Bank) of $250,000, $150,000, $100,000 and $100,000, respectively. Mr.
         Murray will also be entitled during the Employment Period, unless terminated for "cause" (as defined in the Employment Agreement), to employee benefits and customary prerequisites equivalent to those provided by MBI to similarly situated officers, including, pension benefits, health and welfare benefits, disability insurance benefits, life insurance benefits, vacation benefits and other fringe benefits.

                   If Mr. Murray's employment is terminated by reason of death or "disability" (as defined in the Employment Agreement) or is involuntarily terminated other than for "cause," in each case prior to the expiration of the Employment Period, Mr. Murray, or his estate, will be entitled to continue to be paid his salary under the Employment Agreement to the same extent as if Mr. Murray had completed his employment obligations thereunder.









                   INDEMNIFICATION. In the Merger Agreement, MBI agreed that the Merger will not affect or diminish any of Hawkeye's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Hawkeye or its subsidiaries arising by virtue of their respective articles of incorporation or bylaws in the form in effect on August 4, 1995, or arising by operation of law or by virtue of any contract, resolution or other agreement or document existing on August 4, 1995, and such duties and obligations will continue in full force and effect for so long as they would (but for the Merger) otherwise survive.

                   OTHER INTERESTS. Certain executive officers, including certain directors, of Hawkeye currently hold Hawkeye employee stock options and/or Hawkeye stock appreciation rights which will be converted at the Effective Time into rights with respect to MBI Common Stock. See "TERMS OF THE PROPOSED MERGER -- Employee Benefits." In addition, Robert W. Murray and R. Douglas Fisher will be entitled to receive in connection with the Merger up to $900,000 and $525,000, respectively, pursuant to certain change of control agreements between each of them and Hawkeye. In connection with the anticipated retirement of Donald R. Runger, Hawkeye and Mr. Runger entered into a deferred compensation agreement on July 25 1995, pursuant to which Mr. Runger will be paid in the aggregate $775,000. The deferred compensation agreement superseded and replaced the change of control agreement between Hawkeye and Mr. Runger.

                   See "TERMS OF THE PROPOSED MERGER -- Interests of Certain Persons in the Merger" and "-- Employee Benefits."

         FRACTIONAL SHARES

                   No fractional shares of MBI Common Stock will be issued to Hawkeye shareholders in connection with the Merger. Upon consummation of the Merger, each former holder of Hawkeye Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall be entitled to receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the last business day preceding the Effective Time. Cash received by Hawkeye shareholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

         REGULATORY APPROVAL

                   The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal









         Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Application for such approval has been or will be filed. There can be no assurance that any necessary regulatory approval or action will be received or taken or as to the timing of such approval or action. See "TERMS OF THE PROPOSED MERGER -- Regulatory Approval."

         WAIVER AND AMENDMENT

                   Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement and the schedules thereto may be amended by or on behalf of the Boards of Directors of MBI and Hawkeye at any time before or after approval of the Merger Agreement by the shareholders of Hawkeye, by an instrument in writing signed on behalf of each party; PROVIDED that after any such approval by the shareholders of Hawkeye no such modification may alter or change the amount or kind of consideration to be received by holders of Hawkeye Common Stock in the Merger.

         ACCOUNTING TREATMENT

                   It is intended that the Merger will be accounted for under the pooling-of-interests method of accounting. See "TERMS OF THE PROPOSED MERGER -- Accounting Treatment."

         EMPLOYEE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

                   At the Effective Time, all rights with respect to Hawkeye Common Stock pursuant to Hawkeye employee stock options that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to MBI Common Stock, and MBI will assume each Hawkeye employee stock option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Hawkeye employee stock option assumed by MBI will be exercisable solely for shares of MBI Common Stock, (ii) the number of shares of MBI Common Stock subject to each Hawkeye employee stock option will be equal to the number of shares of Hawkeye Common Stock subject to such Hawkeye employee stock option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Hawkeye employee stock option will be adjusted by dividing the per share exercise price under such Hawkeye employee stock option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Hawkeye employee stock option will, in accordance with its









         terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption will be undertaken in a manner that will not constitute a "modification" as defined in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as to any Hawkeye employee stock option that is an "incentive stock option."

                   At the Effective Time, all stock appreciation rights with respect to Hawkeye Common Stock that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become stock appreciation rights with respect to MBI Common Stock with the same terms and conditions as were applicable to such Hawkeye stock appreciation rights immediately prior to the Effective Time.

                   Certain executive officers, including certain executive officers who are directors, of Hawkeye currently hold Hawkeye employee stock options and/or Hawkeye stock appreciation rights which will be converted into rights with respect to MBI Common Stock as described above.

         FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

                   Wachtell, Lipton, Rosen & Katz, special counsel to MBI, and Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, counsel to Hawkeye, have delivered their opinions to the effect that, assuming the Merger occurs in accordance with the Merger Agreement, and conditioned on the accuracy of certain representations made by MBI and Hawkeye, no gain or loss will be recognized by Hawkeye or MBI as a result of the Merger and Hawkeye shareholders will recognize no gain or loss as a result of the exchange of their Hawkeye Common Stock solely for shares of MBI Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any. EACH HAWKEYE SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

         DISSENTERS' RIGHTS

                   Under the Iowa Act, a holder of shares of Hawkeye Common Stock may, in lieu of the consideration such shareholder would otherwise receive in the Merger, seek payment of the "fair value" of such shares and receive payment of such fair value in cash if the Merger is consummated by following certain procedures set forth in Division XIII of the Iowa Act, the text










         of which is attached hereto as Annex A to this Proxy Statement/ Prospectus.

                   Failure to follow such procedures may result in a loss of such shareholder's dissenters' rights. Any Hawkeye shareholder returning a blank executed proxy card will be deemed to have approved the Merger Agreement, thereby waiving any such dissenters' rights. See "DISSENTERS' RIGHTS OF SHAREHOLDERS OF HAWKEYE."

         MARKET AND MARKET PRICES

                   MBI Common Stock is currently quoted on the NYSE under the symbol "MTL." Prior to March 25, 1993, MBI's Common Stock was quoted on the NASDAQ/NM, under the symbol "MTRC." On August 3, 1995, the last full trading day preceding public announcement of the Merger, the last sale price of MBI Common Stock was $43.88 per share as reported on the NYSE Composite Tape. The last sale price of MBI Common Stock on _______, 1995, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus, was $_____ per share as reported on the NYSE Composite Tape.

                   Hawkeye Common Stock is currently quoted on the NASDAQ/NM, under the symbol "HWKB." On August 3, 1995, the last sale price of Hawkeye Common Stock was $22.75 per share as reported on the NASDAQ/NM. The value of Hawkeye Common Stock at August 3, 1995, on an equivalent per share basis, was $25.67 (based upon the Exchange Ratio of .585). The last sale price of Hawkeye Common Stock on ______, 1995, was $_____ per share as reported on the NASDAQ/NM.

                   Shareholders are advised to obtain current market quotations for MBI Common Stock and Hawkeye Common Stock.
         There can be no assurance as to the market price of MBI Common Stock or Hawkeye Common Stock before, at, or, in the case of MBI Common Stock, after, the Effective Time. The following table sets forth for the periods indicated the high and low last sale prices (as reported on the NYSE Composite Tape and on the NASDAQ/NM, respectively) and per share cash dividend declared with respect to MBI Common Stock and Hawkeye Common Stock.




















                            MBI         Cash      Hawkeye        Cash
                       Common Stock   Dividend  Common Stock   Dividend
                       ------------             ------------
                       High      Low  Declared  High      Low  Declared
                       ----      ---            ----      ---  --------

      1993
      ----
      First Quarter  $35.625 $30.625   $.2475 $19.375 $15.625   $.10
      Second Quarter  37.625  29.375    .2475  18.750  16.125    .10
      Third Quarter   34.375  31.625    .2475  20.500  16.250    .11
      Fourth Quarter  34.625  29.125    .2475  20.375  18.625    .11

      1994
      ----
      First Quarter  $34.125 $29.875   $.28   $20.250 $17.875   $.12
      Second Quarter  38.125  31.125    .28    21.375  17.500    .12
      Third Quarter   39.250  34.875    .28    21.250  19.375    .13
      Fourth Quarter  36.875  29.500    .28    21.125  15.500    .13

      1995
      ----
      First Quarter  $37.250 $31.250   $.33   $21.875 $18.625   $.15
      Second Quarter  44.875  36.000    .33    23.750  20.250    .15
      Third Quarter   47.000  41.625    .33    26.000  20.500    .17
      Fourth Quarter
        (through ____,
         1995)        [     ] [     ]          [     ] [     ]

                   MBI has applied for the listing on the NYSE of the shares of MBI Common Stock to be issued in the Merger.

                   MBI's Board of Directors has heretofore declared a dividend on shares of MBI Common Stock of $.33 per share, payable on January 2, 1996 to holders of record on December 11, 1995. The Board of Directors of MBI intends to maintain its present policy of paying quarterly cash dividends on the MBI Common Stock, when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Board of Directors may deem relevant. See "INFORMATION REGARDING MBI STOCK -- Dividends."

                   Pursuant to the Merger Agreement, Hawkeye has agreed that, during the period from the date of the Merger Agreement to the Effective Time, Hawkeye will not declare, set aside or pay any dividends or other distributions on the Hawkeye Common Stock, except that Hawkeye may declare and pay (x) for dividends payable in 1995, regular quarterly cash dividends of not more than $.17 per share on the Hawkeye Common Stock, and
         (y) for dividends payable in 1996, quarterly cash dividends of not










         more than $.19 per share; PROVIDED, that Hawkeye may not declare or pay any dividends on Hawkeye Common Stock for any period in which its shareholders will be entitled to receive any regular quarterly dividend on the shares of MBI Common Stock to be issued in the Merger.

                   The Board of Directors of Hawkeye has heretofore declared (i) a regular quarterly cash dividend of $.17 per share on the Hawkeye Common Stock, payable on November 15, 1995 to holders of record on November 1, 1995 and (ii) with the consent of MBI, a quarterly cash dividend of $.19 per share on the Hawkeye Common Stock, payable on January 2, 1996 to holders of record on December 12, 1995.

         COMPARATIVE UNAUDITED PER SHARE DATA

              The following table sets forth for the periods indicated selected historical per share data of MBI and Hawkeye and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger, and the proposed acquisitions of First Sterling Bancorp, Inc. ("Sterling"), Security Bank of Conway, FSB ("Security Bank") and Metro Savings Banks, FSB ("Metro") and the acquisition of Ameribanc, Inc. ("ABNK"), which was completed on April 30, 1992. The data presented is based upon the supplemental consolidated financial statements and related notes of MBI and the consolidated financial statements and related notes of Hawkeye, Sterling, Security Bank and Metro included in this Proxy Statement/ Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION." These data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger, the completed merger of ABNK, or the proposed mergers of Sterling, Security Bank and Metro had been consummated prior to the periods indicated.











                                                                    MBI/HAWKEYE
                                                  MBI     HAWKEYE    Pro Forma
                                               Reported  Reported   Combined(1)
                                               --------  --------   -----------
     Book Value per Common Share:
       September 30, 1995..................... $ 25.43    $14.32     $25.09
       December 31, 1994......................   23.47     13.06      23.03
     Cash Dividends Declared Per Common Share:
       Nine months ended September 30, 1995... $   .99    $  .47     $  .99
       Year ended December 31, 1994 ..........    1.12       .50       1.12
       Year ended December 31, 1993 ..........     .99       .42        .99
       Year ended December 31, 1992 ..........     .93       .33        .93
     Earnings per Common Share Before Change
       in Accounting Principle:
       Nine months ended September 30, 1995...  $ 2.95    $ 1.28     $ 2.89
       Year ended December 31, 1994 ..........    3.22      1.78       3.21
       Year ended December 31, 1993 ..........    2.79      1.64       2.80
       Year ended December 31, 1992 ..........    2.42      1.38       2.42
     Market Price per Common Share:
       August 3, 1995(4)......................  $43.88    $22.75         --
       ________, 1995(4)......................      --        --         --







































       MBI/HAWKEYE   MBI/All Entities  MBI/All Entities
        Pro Forma        Pro Forma         Pro Forma
      Equivalent(2)     Combined(3)      Equivalent(2)
      -------------     -----------      -------------
         $14.68           $25.16            $14.72
          13.47            23.09             13.51

         $  .58           $  .99            $  .58
            .66             1.12               .66
            .58              .99               .58
            .54              .93               .54


         $ 1.69           $ 2.88            $ 1.68
           1.88             3.22              1.88
           1.64             2.80              1.64
           1.42             2.44              1.43

             --               --                --
             --               --                --
     ------------------

     (1) Includes the effect of pro forma adjustments for ABNK and Hawkeye as appropriate. See "PRO FORMA FINANCIAL INFORMATION."
     (2) Based upon the pro forma combined per share amounts multiplied by .585, the Exchange Ratio applicable to one share of Hawkeye Common Stock. See "PRO FORMA FINANCIAL INFORMATION."
     (3) Includes the effect of pro forma adjustments for ABNK, Hawkeye, Security Bank, Sterling and Metro as appropriate.
          See "PRO FORMA FINANCIAL INFORMATION."
     (4) The market values of MBI Common Stock and Hawkeye Common Stock were determined as of the last trading day preceding the public announcement of the Merger and as of the most recent practicable date prior to the mailing of this Proxy Statement/ Prospectus based on the last sales price as reported on the NYSE and NASDAQ/NM, respectively.

     /TABLE

         SUMMARY FINANCIAL DATA

                   The following tables set forth for the periods indicated certain summary historical consolidated financial information for MBI and Hawkeye.

                   The historical balance sheet data and income statement data included in the summary financial data for the periods indicated are derived from financial statements of MBI and Hawkeye as of and for such periods. These data include all adjustments which are, in the opinion of the respective managements of MBI and Hawkeye, necessary to present a fair statement of the results of these periods and all such adjustments are of a normal recurring nature. Results for interim periods are not necessarily indicative of results for the entire year.

                   The following information should be read in conjunction with the consolidated financial statements of MBI and Hawkeye, and the related notes thereto, included in documents incorporated herein by reference and in conjunction with the unaudited pro forma combined consolidated financial information, including notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."


































                          MERCANTILE BANCORPORATION INC.

                              SUMMARY FINANCIAL DATA

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30                           YEAR ENDED DECEMBER 31
                                  ---------------------   ---------------------------------------------------------
                                     1995       1994        1994        1993        1992        1991        1990
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                        (Unaudited)                         (Audited)
  PER SHARE DATA
    Net income(1)..................   $  2.95     $  2.68     $  3.22     $  2.79     $  2.42     $  2.25     $  1.99
    Dividends declared.............       .99         .84        1.12         .99         .93         .93         .93
    Book value at period end.......     25.43       23.26       23.47       21.92       19.76       19.48       18.04
    Average common shares out-
      standing (thousands).........    53,630      51,900      51,957      50,965      47,276      39,391      37,847

  EARNINGS (THOUSANDS)
    Interest income................  $854,404    $730,270    $994,896    $971,482  $1,011,544  $1,018,688  $1,022,441
    Interest expense...............   410,097     284,939     399,349     390,911     485,253     588,993     642,365
                                     --------    --------    --------    --------  ----------  ----------  ----------
    Net interest income............   444,307     445,331     595,547     580,571     526,291     429,695     380,076
    Provision for possible
      loan losses..................    28,928      26,374      43,201      63,513      77,874      62,360      56,196
    Other income...................   181,480     159,425     209,758     219,703     201,965     170,770     150,508
    Other expense..................   356,944     360,140     492,070     508,043     471,903     431,155     361,992
    Income taxes...................    81,156      78,033     101,705      85,467      61,072      24,029      31,759
                                     --------    --------    --------    --------  ----------  ----------  ----------
    Net income.....................  $158,759    $140,209    $168,329    $143,251  $  117,407  $   82,921  $   80,637
                                     ========    ========    ========    ========  ==========  ==========  ==========
  ENDING BALANCE SHEET (MILLIONS)
    Total assets...................   $16,019     $14,723     $14,806     $14,423  $   14,190  $   12,377  $   11,674
    Earning assets.................    14,773      13,571      13,671      13,259      12,989      11,331      10,447
    Investment securities..........     3,847       3,956       3,844       4,180       4,106       2,949       2,286
    Loans and leases,
      net of unearned income.......    10,648       9,360       9,670       8,702       8,525       7,881       7,827
    Deposits.......................    11,835      11,025      11,189      11,599      11,629      10,211       9,660
    Long-term debt.................       304         300         299         288         310         216         247
    Shareholders' equity...........     1,419       1,224       1,234       1,133         996         805         683
    Reserve for possible
      loan losses..................       188         190         195         185         179         158         159

  SELECTED RATIOS
    Return on average assets.......      1.37%       1.29%       1.16%       1.00%        .86%        .70%        .73%
    Return on average equity.......     16.01       15.80       14.07       13.37       12.71       10.96       12.30
    Net interest rate margin.......      4.26        4.57        4.55        4.55        4.34        4.12        3.95
    Equity to assets (average).....      8.86        8.31        8.34        7.85        7.02        6.50        5.85
    Reserve for possible loan
      losses to:
        Outstanding loans..........      1.76        2.03        2.01        2.12        2.10        2.00        2.04
        Non-performing loans.......    352.34      469.36      579.62      278.62      147.60      105.33      108.49

  (1)  Based on weighted average common shares outstanding.








                              HAWKEYE BANCORPORATION

                              SUMMARY FINANCIAL DATA

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30                           YEAR ENDED DECEMBER 31
                                  ---------------------   ---------------------------------------------------------
                                     1995       1994        1994        1993        1992        1991        1990
                                  ---------------------------------------------------------------------------------
                                        (Unaudited)                                 (Audited)
  PER COMMON SHARE DATA
    Net income(1)..................   $  1.28     $  1.31    $   1.78    $   1.64    $   1.73    $   1.63      $ 1.64
    Dividends declared.............       .47         .37         .50         .42         .33         .15          0
    Book value at period end.......     14.32       12.88       13.06       12.15       10.84        9.38        7.87
    Average common shares out-
      standing (thousands).........    13,512      13,327      13,334      13,309      13,289      13,279      13,272

  EARNINGS (THOUSANDS)
    Interest income................  $105,900     $90,495    $123,173    $123,129    $128,261    $138,133    $138,114
    Interest expense...............    49,337      37,414      51,601      53,662      64,389      79,585      81,314
                                     --------    --------     -------    --------    --------    --------    --------
    Net interest income............    56,563      53,081      71,572      69,467      63,872      58,548      56,800
    Provision for possible loan
      losses.......................       249          48          64         789       1,677       1,668         281
    Other income...................    20,195      20,092      26,803      25,886      22,491      18,360      16,994
    Other expenses.................    50,178      47,259      63,106      62,139      57,740      53,836      49,308
    Income taxes...................     9,004       8,420      11,460      10,607       8,609       4,866       2,472
                                     --------    --------     -------    --------    --------    --------    --------
        Net income before change
         in accounting principle...   $17,327     $17,446     $23,745     $21,818     $18,337     $16,538     $21,733
                                      =======     =======     =======     =======     =======     =======     =======
  ENDING BALANCE SHEET (MILLIONS)
    Total assets...................   $ 1,993     $ 1,891     $ 1,927     $ 1,827     $ 1,849     $ 1,674     $ 1,614
    Earning assets.................     1,816       1,729       1,756       1,721       1,689       1,522       1,453
    Investment securities..........       415         426         437         490         526         463         435
    Loan and leases, net of
      unearned income..............     1,299       1,223       1,234       1,106       1,045         928         900
    Deposits.......................     1,717       1,651       1,676       1,645       1,631       1,473       1,398
    Shareholders' equity...........       193         172         174         163         147         129         119
    Reserve for possible
      loan losses..................        22          22          21          21          20          18          19

  SELECTED RATIOS
    Return on average assets.......      1.18%       1.26%       1.27%       1.19%       1.07%       1.03%       1.40%
    Return on average equity.......     12.52       13.90       14.04       14.14       13.10       13.30       20.13
    Net interest rate margin.......      4.39        4.34        4.35        4.34        4.27        4.11        4.00
    Equity to assets (average).....      9.46        9.04        9.05        8.45        8.18        7.72        6.97
    Reserve for possible loan
      losses to:
        Outstanding loans..........      1.66        1.77        1.73        1.91        1.91        1.98        2.07
        Non-performing loans.......    457.70      334.37      485.64      418.60      239.83      161.74      151.63

  (1)  Based on weighted average common shares outstanding.









                      INFORMATION REGARDING SPECIAL MEETING

         GENERAL

                   This Proxy Statement/Prospectus is being furnished to holders of Hawkeye Common Stock in connection with the solicitation of proxies by the Board of Directors of Hawkeye for use at the Special Meeting and any adjournment or postponement thereof at which the shareholders of Hawkeye will consider and vote on a proposal to approve and adopt the Merger Agreement and will transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Each copy of this Proxy Statement/ Prospectus is accompanied by a Letter to Hawkeye shareholders, the Notice of Special Meeting of Shareholders of Hawkeye, a proxy card and a self-addressed return envelope to Hawkeye for the proxy card.

                   This Proxy Statement/Prospectus is also furnished by MBI to each holder of Hawkeye Common Stock as a prospectus in connection with the issuance by MBI of shares of MBI Common Stock to Hawkeye shareholders upon the consummation of the Merger. This Proxy Statement/Prospectus, the Letter to Hawkeye shareholders, the Notice of Special Meeting and the form of proxy are first being mailed to shareholders of Hawkeye on or about _______________, 1995.

         DATE, TIME AND PLACE

                   The Special Meeting will be held at ________________, Des Moines, Iowa, on __________________, 1995, at _____ A.M.,
         Central Time.

         RECORD DATE; VOTE REQUIRED

                   The Board of Directors of Hawkeye has fixed _______, 1995, as the Record Date for determination of shareholders of Hawkeye entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Hawkeye Common Stock at the close of business on ______, 1995 will be entitled to notice of, and to vote at, the Special Meeting. At the Record Date, there were ________ shares of Hawkeye Common Stock outstanding and entitled to vote which were held by approximately _____ holders of record. Each such share is entitled to one vote on each matter properly brought before the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Hawkeye Common Stock entitled to vote at the meeting is required to approve the Merger Agreement.











                   As of the Record Date, directors and executive officers of Hawkeye and certain of their affiliates owned beneficially an aggregate of _________ shares of Hawkeye Common Stock, or approximately ____% of the shares entitled to vote at the Special Meeting. All of Hawkeye's directors and executive officers and certain of their affiliates have indicated their intention to vote their shares of Hawkeye Common Stock for the approval of the Merger Agreement. In addition, the Supporting Stockholders, who as of the Record Date beneficially owned in the aggregate approximately __% of the outstanding shares of Hawkeye Common Stock, have each agreed pursuant to a Support Agreement to vote all shares of Hawkeye Common Stock beneficially owned by such person, or over which such person has voting power or control, to approve the Merger Agreement.

         VOTING AND REVOCATION OF PROXIES

                   Shares of Hawkeye Common Stock entitled to vote and which are represented at the Special Meeting by a properly executed proxy received prior to the vote at the Special Meeting will be voted at such Special Meeting in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY HAWKEYE SHAREHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the practical effect of a vote against the Merger Agreement.

                   Shares subject to abstentions will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voting on the proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on the proposal, those shares will not be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of shareholders on the proposal.
         Since the approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Hawkeye Common Stock, abstentions and broker non-votes will have the same effect as a vote against the approval of the Merger Agreement.

                   Any shareholder of Hawkeye giving a proxy may revoke it at any time prior to the vote at the Special Meeting.
         Shareholders of Hawkeye wishing to revoke a proxy prior to the vote may do so by delivering to the Secretary of Hawkeye at 222










         Equitable Building, 604 Locust Street, Des Moines, Iowa 50309-3723 a written notice of revocation bearing a later date than the proxy or any later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

                   The Board of Directors of Hawkeye is not currently aware of any business to be brought before the Special Meeting other than that described herein. If, however, other matters are properly brought before such Special Meeting, or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Hawkeye.

         SOLICITATION OF PROXIES

                   Hawkeye will bear its own costs of soliciting proxies, except that MBI will pay printing and mailing expenses and registration fees incurred in connection with preparing this Proxy Statement/Prospectus. Proxies will initially be solicited by mail, but directors, officers and selected other employees of Hawkeye may also solicit proxies in person or by telephone, telegram or other means of communication.
         Directors, officers and any other employees of Hawkeye who solicit proxies will not be specially compensated for such services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in connection therewith.

                   HOLDERS OF HAWKEYE COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.























                           TERMS OF THE PROPOSED MERGER

                   THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS FILED AS AN EXHIBIT TO THIS REGISTRATION STATEMENT. SEE "AVAILABLE INFORMATION." THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT WHICH IS HEREBY INCORPORATED BY REFERENCE HEREIN.

         GENERAL DESCRIPTION OF THE MERGER

                   The Merger Agreement provides that Hawkeye will merge at the Effective Time with and into Merger Sub, subject to the Shareholder Approval and the satisfaction or waiver of the other conditions to the Merger. Upon consummation of the Merger, Hawkeye's corporate existence will terminate, with Merger Sub continuing as the surviving corporation, and each share of Hawkeye Common Stock will be converted into the right to receive .585 of a share of MBI Common Stock, with cash in lieu of fractional shares. The value of MBI Common Stock to be issued pursuant to the Merger may fluctuate prior to and following the Effective Time. It is currently anticipated that the Effective Time will occur shortly after the date of the Special Meeting assuming the Merger Agreement is approved at such meeting.

                   The amount and nature of the Merger Consideration was established through arm's-length negotiations between MBI and Hawkeye, and reflects the balancing of a number of countervailing factors. The total amount of the Merger Consideration reflects a price both parties concluded was appropriate. See "-- Background and Reasons for the Merger; Hawkeye Board Recommendation." The fact that the consideration is payable in shares of MBI Common Stock reflects the potential for change in the value of the MBI Common Stock and the desire to have the favorable tax attributes of a "reorganization" for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

                   NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE OF MBI COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF MBI COMMON STOCK ON THE DATE SUCH STOCK IS RECEIVED BY A HAWKEYE SHAREHOLDER OR AT ANY OTHER TIME. THE FAIR MARKET VALUE OF MBI COMMON STOCK RECEIVED BY A HAWKEYE SHAREHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR MARKET VALUE OF MBI COMMON STOCK DUE TO NUMEROUS MARKET FACTORS.

                   Following the Effective Time, each shareholder of Hawkeye will be required to submit to KeyCorp Shareholder Services Inc., which has been appointed as exchange agent in











         the Merger (the "Exchange Agent"), a properly executed letter of transmittal and surrender to the Exchange Agent the stock certificate(s) formerly representing the shares of Hawkeye Common Stock in order to obtain issuance of a new stock certificate evidencing the shares of MBI Common Stock to which such shareholder is entitled. No dividends or other distributions will be paid to a former Hawkeye shareholder with respect to shares of MBI Common Stock until such person surrenders the certificates formerly representing shares of Hawkeye Common Stock, or documentation acceptable to the Exchange Agent in lieu of lost or destroyed certificates, at which time such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon. See "-- Surrender of Hawkeye Stock Certificates and Receipt of MBI Common Stock." No fractional shares of MBI Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares, such cash amount being determined by multiplying the holder's fractional share interest by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in THE WALL STREET JOURNAL (or in the absence thereof, by any other authoritative source) on the last business day preceding the Effective Time. See "-- Fractional Shares." The shares of MBI Common Stock to be issued pursuant to the Merger will be freely transferable except by certain shareholders of Hawkeye who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Hawkeye. The shares of MBI Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission and pursuant to agreements entered into thereby and delivered to MBI. See "INFORMATION REGARDING MBI STOCK -- Restrictions on Resale of MBI Stock by Affiliates."

         STOCK OPTION AGREEMENT

                   In connection with the execution of the Merger Agreement, MBI and Hawkeye entered into the Stock Option Agreement pursuant to which Hawkeye has issued MBI an Option to purchase up to 2,678,000 shares of Hawkeye Common Stock (or ____% of the outstanding shares of Hawkeye Common Stock as of the Record Date, without including any shares subject to or issued pursuant to the Option) at an exercise price of $22 per share. The Option is exercisable (after receipt of the required regulatory approvals) upon the occurrence of one of the following events: (i) Hawkeye or any of its subsidiaries, without having received prior written consent from MBI, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than MBI or any of its subsidiaries) to (1) effect a merger or









         consolidation or similar transaction involving Hawkeye or any of its subsidiaries, (2) purchase, lease or otherwise acquire 15% or more of the assets of Hawkeye or any of its subsidiaries or (3) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing 10% or more of the voting power of Hawkeye or any of its subsidiaries; (ii) any person (other than MBI or any subsidiary of MBI, or Hawkeye or any subsidiary of Hawkeye in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 10% or more of the voting power of Hawkeye; (iii) Hawkeye's Board of Directors shall have withdrawn or modified in a manner adverse to MBI the recommendation of Hawkeye's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event (as defined below); or (iv) the holders of Hawkeye Common Stock shall not have approved the Merger Agreement at the Special Meeting, or such Special Meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement in accordance with its terms, in each case after an Extension Event (each of the above-described events is referred to herein as a "Triggering Event"). No Triggering Event has occurred as of the date of this Proxy Statement/Prospectus.

                   The Option terminates (i) on the earlier of (x) the Effective Time of the Merger and (y) the termination of the Merger Agreement (1) by mutual consent of MBI and Hawkeye, (2) after August 4, 1996 by a party not then in material breach of the Merger Agreement or (3) by either party if (A) the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonappealable or (B) shareholders of Hawkeye shall not have approved the Merger Agreement at the Special Meeting following a favorable recommendation of Hawkeye's Board of Directors, provided that if such termination follows an Extension Event (as defined below), the Option will not terminate until 12 months following such termination or
         (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. An "Extension Event" is defined in the Stock Option Agreement as any of: (i) a Triggering Event of the type specified in clauses (i) and (ii) in the preceding paragraph; (ii) any person (other than MBI or any of its subsidiaries) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase









         shares of Hawkeye Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership or the right to acquire Beneficial Ownership of 10% or more of the voting power of Hawkeye; or (iii) any person (other than MBI or any subsidiary of MBI, or Hawkeye or any subsidiary of Hawkeye in a fiduciary capacity) shall have publicly announced its willingness, or shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, (x) to make an offer described in clause (ii) of this sentence or (y) to engage in a transaction described in clause (i) of this sentence.

                   The Stock Option Agreement further provides that, to the extent not terminated pursuant to its terms, from and after the date of a Triggering Event until 13 months immediately thereafter (the "Repurchase Period"), MBI will be entitled to require Hawkeye to repurchase for cash the Option from MBI together with all (but not less than all) shares of Hawkeye Common Stock purchased by MBI pursuant thereto, at a price equal to the sum of: (i) the exercise price paid by MBI for any shares of Hawkeye Common Stock acquired pursuant to the Option; (ii) the difference between (1) the "Market/Tender Offer Price" for shares of Hawkeye Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of Hawkeye Common Stock or (y) the highest closing mean of the "bid" and the "ask" price per share of Hawkeye Common Stock reported by the NASDAQ/ NM for any day within that portion of the Repurchase Period which precedes the date MBI gives notice of the required repurchase) and (2) the exercise price, multiplied by the number of shares of Hawkeye Common Stock with respect to which the Option has not been exercised, but only if the Market/ Tender Offer Price is greater than such exercise price; (iii) the difference between the Market/Tender Offer Price and the exercise price paid by MBI for any shares of Hawkeye Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such exercise price; and (iv) MBI's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees.

                   The Option, which MBI required that Hawkeye grant as a condition to MBI's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger.

                   The foregoing is a summary of the material provisions of the Stock Option Agreement, a copy of which is filed as an










         exhibit to this Registration Statement.  See "AVAILABLE
         INFORMATION." This summary is qualified in its entirety by reference to the Stock Option Agreement which is incorporated herein by this reference.

         SUPPORT AGREEMENTS

                   Concurrently with the execution of the Merger Agreement, the Supporting Stockholders (as previously defined), who as of the Record Date beneficially owned in the aggregate approximately ______% of the outstanding shares of Hawkeye Common Stock, executed separate Support Agreements with MBI pursuant to which each Supporting Stockholder agreed, among other things, that: (i) Supporting Stockholder will not, and will not permit any company, trust or other entity controlled by Supporting Stockholder to, contract to sell, sell or otherwise transfer or dispose of any shares of Hawkeye Common Stock owned by the Supporting Stockholder, other than (a) pursuant to the Merger or (b) with MBI's prior written consent;
         (ii) all of the shares of Hawkeye Common Stock beneficially owned by Supporting Stockholder, or over which Supporting Stockholder has voting power or control, directly or indirectly, in each case at the record date for any meeting of shareholders of Hawkeye called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby will be voted by the Supporting Stockholder to approve the Merger Agreement; (iii) Supporting Stockholder will, and will cause any company, trust or other entity controlled by Supporting Stockholder to, cooperate with MBI in connection with the Merger Agreement and the transactions contemplated thereby; and (iv) Supporting Stockholder will not, and will not permit any such company, trust or other entity, directly or indirectly (including through its officers, directors, employees or other representatives) to initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Acquisition Transaction, or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction or agree to or otherwise assist in the effectuation of any Acquisition Transaction. Each Support Agreement may be terminated at the option of any party thereto at any time after the earlier of (i) the termination of the Merger Agreement and
         (ii) the day following the Closing Date.

                   Each Supporting Stockholder and the number of shares of Hawkeye Common Stock beneficially owned by it over which it has voting power or control are as follows: Charles A. Armstrong (2,429 shares); Michael P. Donohue (5,000 shares); Paul D. Dunlap (279,054 shares); R. Douglas Fisher (66,389 shares); Kelly J. Housby (2,350 shares); Kyle J. Krause (6,020 shares); William A. Krause (357,551 shares); William J. Lillis (17,015








         shares); J. Bruce Meriwether (49,893 shares); Terrence J. Montgomery (1,400 shares); Robert W. Murray (159,793 shares); Donald R. Runger (105,552 shares); Jack Schroeder (5,508 shares); and Robert H. Wahlert (9,388 shares).

                   The foregoing is a summary of the material provisions of the Support Agreements, a form of which is filed as an exhibit to this Registration Statement. See "AVAILABLE INFORMATION." This summary is qualified in its entirety by reference to the Support Agreement which is incorporated herein by this reference.

         BACKGROUND AND REASONS FOR THE MERGER; HAWKEYE BOARD
         RECOMMENDATION

                   BACKGROUND OF THE MERGER. Over the past several years Hawkeye has pursued its strategy as an independent bank holding company. From time to time during this period, representatives of DLJ made presentations to Hawkeye's management and the Hawkeye Board of Directors (the "Hawkeye Board") regarding banking industry trends, market outlook, the Midwest banking environment, Hawkeye's position and its strategic alternatives, including maintaining independence or exploring a business combination with a larger bank holding company.

                   On January 24, 1995, DLJ representatives made a presentation to the Hawkeye Board on Hawkeye's present position in the banking industry, the current merger and acquisition environment, and an analysis of strategic alternatives available to Hawkeye, including remaining independent or pursuing a business combination at that time or in the future. At that meeting, the Hawkeye Board approved an agreement between Hawkeye and DLJ, which was entered into February 1, 1995, engaging DLJ as Hawkeye's exclusive financial advisor to pursue the process of exploring potential strategic business combinations for Hawkeye. See "-- Opinion of Hawkeye's Financial Advisor."

                   Commencing in early March 1995, DLJ delivered confidential materials regarding Hawkeye to MBI and nine other bank holding companies identified by Hawkeye as potential strategic merger partners. Each bank holding company was asked to submit its indication of interest regarding a potential strategic merger with Hawkeye by March 31, 1995. Three of these bank holding companies, including MBI, submitted preliminary, nonbinding indications of interest to acquire Hawkeye. A fourth bank holding company, to whom DLJ did not deliver confidential materials, initiated contact with DLJ and indicated its interest in acquiring Hawkeye.









                   At a meeting of the Hawkeye Board on April 18, 1995, DLJ reported on the status of the indications of interest received. The Hawkeye Board discussed at this meeting its strategy in response to the indications of interest and authorized DLJ to proceed in an effort to increase the values of the indications of interest. Following the board meeting, DLJ representatives pursued discussions with three of the companies, including MBI. These discussions led to meetings between representatives of these three companies, including MBI, and Hawkeye senior management during the week of April 24, 1995. No firm offers resulted from these meetings.

                   At the time of the late April meetings between representatives of MBI and Hawkeye, MBI Common Stock was trading around $36.00 per share. By late June 1995, the price per share of MBI Common Stock had increased to $43.88, while the price of Hawkeye Common Stock had not changed significantly. This development led to a meeting in late June 1995, initiated by DLJ, between representatives of DLJ and MBI, to discuss the feasibility of a merger at a premium to Hawkeye's market price that would be attractive to Hawkeye and acceptable to MBI.

                   In mid-July 1995, representatives of Hawkeye, MBI and DLJ met to discuss nonfinancial issues of a possible merger, which included similarities between MBI's and Hawkeye's approaches to community banking. Ensuing negotiations of financial terms of a merger were conducted by telephone between representatives of MBI and, on behalf of Hawkeye, of DLJ. This was followed by the preparation of a proposed merger agreement by MBI and its advisors.

                   On August 1, 1995, the Hawkeye Board met, with its financial and legal advisors present, to consider the proposed merger agreement. All members of the Hawkeye Board were present in person, except Robert H. Wahlert, who participated in the meeting by telephone. Representatives of DLJ presented the background of the proposal, reported on the history of discussions with all interested parties, and presented a preliminary analysis of a combination of the businesses of Hawkeye and MBI from a financial point of view and of the financial terms of the proposed merger agreement, including the Exchange Ratio. See "-- Opinion of Hawkeye's Financial Advisor". In addition, the Hawkeye Board reviewed and discussed with Hawkeye's legal counsel the terms and conditions of the proposed merger agreement and of the proposed stock option agreement and support agreements (the execution of each of which MBI had indicated would be a condition to its entering into a definitive agreement to effect a combination with Hawkeye). Members of management of Hawkeye expressed their views supporting the proposed merger with MBI. Following discussion, the Hawkeye Board voted









         unanimously to proceed with negotiation of a definitive agreement with MBI.

                   During the week of July 31, 1995, officers and representatives of Hawkeye conducted due diligence of MBI's business and operations. On August 2 and 3, 1995, officers and representatives of Hawkeye and MBI met and negotiated the terms and conditions of the definitive Merger Agreement, the Stock Option Agreement and the Support Agreements.

                   On August 4, 1995, the Hawkeye Board again met with its financial and legal advisors. All board members except Mr. Wahlert were present in person or participated in the meeting by telephone. Members of management of Hawkeye reviewed with the board the results of Hawkeye's due diligence review of MBI, and Hawkeye's legal counsel reviewed therewith the final terms of the Merger Agreement, Stock Option Agreement and Support Agreements. DLJ reviewed with the board the financial terms of the Merger Agreement and rendered to the Hawkeye Board its oral opinion that, as of August 4, 1995, the Exchange Ratio is fair from, a financial point of view, to Hawkeye shareholders. Following discussion, the Hawkeye Board concluded that the Merger Agreement was in the best interests of Hawkeye and its shareholders, and, by unanimous vote of the directors participating in the meeting, the Hawkeye Board adopted the Merger Agreement and Stock Option Agreement and directed that the Merger Agreement be submitted to a vote of the shareholders of Hawkeye with the favorable recommendation of the board. See"-- Opinion of Hawkeye's Financial Advisor."

                   On August 4, 1995, following the meeting of the Hawkeye Board, Hawkeye and MBI executed the Merger Agreement and the Stock Option Agreement and the Supporting Stockholders executed and delivered the Support Agreements. On August 4, 1995, the parties issued a press release announcing the Merger.

                   HAWKEYE'S REASONS FOR THE MERGER; HAWKEYE BOARD RECOMMENDATION. In reaching its conclusion that the Merger is in the best interests of Hawkeye and its shareholders, the Hawkeye Board carefully considered a variety of factors. Among the factors considered were those described above and the following:

         -- The Exchange Ratio and other financial terms of the Merger, including the expectation that the Merger will be tax-free to Hawkeye shareholders, who will receive MBI Common Stock in the Merger which is traded on the NYSE, and accounted for under the pooling-of-interests method of accounting;










         -- A comparison of the terms of the Merger with comparable transactions in Iowa and nationwide;

         -- Information concerning the business, financial condition, results of operations and prospects of MBI and Hawkeye;

         -- The value anticipated to be received by Hawkeye shareholders in the Merger in relation to the historical trading prices of Hawkeye Common Stock;

         -- The review by the Hawkeye Board with its legal and financial advisors of the provisions of the Merger
              Agreement, the Stock Option Agreement and the Support
              Agreements;

         -- The financial advice rendered by DLJ to the Hawkeye Board and the oral opinion rendered by DLJ that the Exchange Ratio is fair from a financial point of view to Hawkeye shareholders;

         -- Similarities between the community banking philosophies of Hawkeye and MBI, including MBI's policy to emphasize the local character of community banks and to continue the involvement of members of the Hawkeye bank boards, as well as members of management of such banks; and

         -- The likelihood that the proposed transaction would be consummated.

                   While each member of the Hawkeye Board individually considered the foregoing and other factors, the Hawkeye Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Hawkeye Board collectively made its determination with respect to the Merger based on the conclusion reached by its members, in light of the factors that each of them individually considered as appropriate, that the Merger is in the best interests of Hawkeye and its shareholders.

                   MBI'S REASONS FOR THE MERGER. MBI has considered a number of factors, including, among other things, the financial condition of Hawkeye, the projected synergies between MBI and Hawkeye which are anticipated to result from the Merger, and the opportunity for MBI to expand into a new market area with the potential for increased revenues from marketing its existing products and services. MBI has concluded that the Merger presents a unique opportunity for MBI to expand its position in the banking market in the state of Iowa through the acquisition of an established banking organization with expertise and a major market presence in the state. MBI's decision to pursue









         discussions with Hawkeye was primarily a result of MBI's assessment of the value of Hawkeye's franchise within the targeted market, its substantial asset base within that area and the compatibility of the businesses of the two organizations.

         OPINION OF HAWKEYE'S FINANCIAL ADVISOR

                   In February of 1995, the Board of Directors of Hawkeye retained DLJ to act as its exclusive financial advisor with respect to the sale, merger, consolidation, or any other business combination involving Hawkeye. As part of its services, DLJ analyzed Hawkeye and its operations, historical performance and future prospects; identified and contacted a limited number of bank holding companies acceptable to the Hawkeye Board to solicit indications of interest in a possible business combination with Hawkeye; participated in certain negotiations concerning the financial aspects of the Merger Agreement under the guidance of the Hawkeye Board; and provided an opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Hawkeye Common Stock.

                   At the meeting of the Hawkeye Board on August 4, 1995, at which the terms of the proposed Merger were discussed and considered, DLJ rendered an oral opinion to the Hawkeye Board that, as of the date of such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of Hawkeye Common Stock. DLJ has confirmed its August 4, 1995 opinion by delivery of a written opinion to the Hawkeye Board dated the date of this Proxy Statement/Prospectus stating that, as of the date of this Proxy Statement/Prospectus and based on the matters set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Hawkeye Common Stock.

                   THE FULL TEXT OF DLJ'S OPINION DATED THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITS ON THE REVIEW UNDERTAKEN BY DLJ, IS ATTACHED AS APPENDIX B HERETO AND IS INCORPORATED HEREIN BY THIS REFERENCE. THE DESCRIPTION OF THE DLJ OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HAWKEYE STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY.

                   DLJ's opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Hawkeye Common Stock and does not address Hawkeye's underlying business decision to proceed with the Merger, nor does it express an opinion as to the prices at which shares of MBI Common









         Stock issued in the Merger may trade if and when they are issued or at any future time. The opinion is directed only to the Exchange Ratio in the Merger and does not constitute a recommendation to any holder of Hawkeye Common Stock as to how such holder should vote with respect to the Merger Agreement at any meeting of holders of Hawkeye Common Stock.

                   DLJ is a nationally recognized investment banking firm regularly engaged, with respect to bank holding companies and other corporations, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Hawkeye Board selected DLJ on the basis of its familiarity with the financial services industry, its qualifications, ability and previous experience, and its reputation with respect to mergers and acquisitions.

                   For purposes of its opinion dated the date of this Proxy Statement/Prospectus and in connection with its review of the proposed transaction with MBI, DLJ, among other things:
         (i) participated in discussions and negotiations among representatives of Hawkeye and MBI and their respective legal advisors that resulted in the Merger Agreement; (ii) reviewed the terms of the Merger Agreement and Stock Option Agreement;
         (iii) reviewed this Proxy Statement/Prospectus; (iv) reviewed certain publicly available financial statements, both audited and unaudited, of Hawkeye and MBI, including those included in their respective Annual Reports on Form 10-K for the five years ended December 31, 1994 and the respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995; (v) reviewed certain financial statements and other financial and operating data concerning Hawkeye and MBI prepared by their respective managements; (vi) reviewed certain financial forecasts of Hawkeye prepared by its management and made inquiries of representatives of MBI management as to the expected future financial performance of MBI on a stand-alone basis and giving effect to the Merger; (vii) discussed certain aspects of the past and current business operations, financial condition and future prospects of Hawkeye and MBI with certain members of their respective managements; (viii) reviewed reported market prices and historical trading activity of Hawkeye Common Stock and MBI Common Stock; (ix) reviewed certain aspects of the financial performance of Hawkeye and MBI and compared such financial performance of Hawkeye and MBI, together with stock market data relating to Hawkeye Common Stock and MBI Common Stock, with similar data available for certain other financial institutions and certain of their publicly traded securities; (x) reviewed certain of the









         financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions; and (xi) conducted such other studies, analyses, and examinations as DLJ deemed appropriate.

                   In conducting its review and rendering its opinion dated the date hereof, DLJ relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to DLJ by Hawkeye, MBI and their respective representatives and of the publicly available information reviewed by DLJ. With Hawkeye's permission, DLJ also relied upon the managements of both Hawkeye and MBI as to the reasonableness and achievability of the financial and operating forecasts provided to DLJ (and the assumptions and bases therefor). In that regard, DLJ assumed with Hawkeye's permission that such forecasts, including without limitation projected cost savings and operating synergies resulting from the Merger, reflect the best currently available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by the managements of Hawkeye and MBI. DLJ did not independently verify and relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Hawkeye and MBI at June 30, 1995 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. DLJ was not retained to and DLJ did not conduct a physical inspection of any of the properties or facilities of Hawkeye and MBI, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Hawkeye and MBI, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. In rendering its opinion, DLJ was advised by Hawkeye and MBI and assumed with Hawkeye's permission that there were no other factors that would delay or subject to adverse conditions any necessary regulatory or governmental approval for the Merger, and further assumed that all conditions to the Merger will be satisfied and not waived and that the Merger will be accounted for as a pooling of interests.

                   Set forth below is a brief summary of the analyses performed by DLJ in reaching its August 4, 1995 opinion.

                   STOCK TRADING HISTORY. DLJ examined the history of trading prices and volume for Hawkeye Common Stock and MBI Common Stock and the relationship between the movements of such trading prices to movements of the Standard & Poor's Regional Bank Index and of the trading prices of the common stocks of the companies in the Hawkeye Peer Group (as defined below) and










         the MBI Peer Group (consisting of AmSouth Bancorporation, Bancorp Hawaii, Inc., Bank South Corporation, BayBanks, Inc., Central Fidelity Banks, Inc., Commerce Bancshares, Inc., Compass Bancshares, Inc., Crestar Financial Corporation, Fifth Third Bancorp, First American Corporation, First Citizens Bancshares, Inc., First Commerce Corporation, First Empire State Corporation, First Hawaiian, Inc., First Security Corporation, First Tennessee National Corporation, First Virginia Banks, Inc., Firstar Corporation, Fourth Financial Corporation, Hibernia Corporation, Huntington Bancshares Incorporated, Integra Financial Corporation, Marshall & Ilsley Corporation, Mercantile Bankshares Corporation, Meridian Bancorp, Inc., Midlantic Corporation, Northern Trust Corporation, Old Kent Financial Corporation, ONBANCorp, Inc., Regions Financial Corporation, Signet Banking Corporation, Southern National Corporation, SouthTrust Corporation, Star Banc Corporation, State Street Boston Corporation, Synovus Financial Corp., UJB Financial Corp., UMB Financial Corporation, Union Planters Corporation and West One Bancorp, all of which are publicly-traded U.S. bank holding companies with total assets in the approximate range of $5 billion to $25 billion).

                   COMPARISON WITH SELECTED COMPANIES. DLJ compared selected financial ratios (at or for the twelve months ended June 30, 1995) and trading multiples (as of July 28, 1995) for Hawkeye to the corresponding ratios and multiples of the Hawkeye Peer Group (consisting of AMCORE Financial, Inc., Associated Banc-Corp, Brenton Banks, Inc., Chemical Financial Corporation, CNB Bancshares, Inc., Community First Bankshares, Inc., First Commerce Bancshares, Inc., First Financial Bancorp., First Michigan Bank Corporation, 1st Source Corporation, Firstbank of Illinois Co., FirsTier Financial, Inc., Fort Wayne National Corporation, Magna Group, Inc., Mark Twain Bancshares, Inc., Mid Am, Inc., Park National Corporation and River Forest Bancorp, Inc., all of which are publicly-traded commercial bank holding companies headquartered in the Midwest with total assets in the approximate range of $1 billion to $5 billion). DLJ also calculated implied values for Hawkeye Common Stock based on the mean trading multiples for the Hawkeye Peer Group. The trading multiples used in calculating such implied values were market price as a multiple of: (i) book value (which was 1.52x for Hawkeye as compared to a mean of 1.77x for the Hawkeye Peer Group); (ii) tangible book value (which was 1.72x for Hawkeye as compared to an mean of 1.86x for the Hawkeye Peer Group) (iii) earnings per share ("EPS") for the twelve months ended June 30, 1995 (which was 12.2x for Hawkeye as compared to a mean of 13.5x for the Hawkeye Peer Group); (iv) 1995 estimated EPS (which was 11.9x for Hawkeye as compared to a mean of 13.2x for the Hawkeye Peer Group); and (v) 1996 estimated EPS (which was 11.3x for Hawkeye as compared to a mean of 11.4x for









         the Hawkeye Peer Group). DLJ used Hawkeye management's projected earnings estimates for Hawkeye and earnings estimates as published by the Institutional Brokers Estimate System ("IBES") for the companies comprising the Hawkeye Peer Group. IBES is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. The implied values derived from this analysis ranged from $19.69 to $24.92 per share of Hawkeye Common Stock.

                   DLJ also compared selected financial ratios (at or for the twelve months ended June 30, 1995) and trading multiples (as of July 28, 1995) for MBI to the corresponding ratios and multiples of the MBI Peer Group. The trading multiples used in comparing MBI to the MBI Peer Group were market price as a multiple of: (i) book value (which was 1.83x for MBI as compared to a mean of 1.70x for the MBI Peer Group);
         (ii) EPS for the twelve months ended June 30, 1995 (which was 11.7x for MBI as compared to a mean of 11.2x for the MBI Peer Group); (iii) 1995 estimated EPS (which was 11.2x for MBI as compared to a mean of 11.5x for the MBI Peer Group); and (iv) 1996 estimated EPS (which was 10.3x for MBI as compared to a mean of 10.5x for the MBI Peer Group). DLJ used earnings estimates as published by IBES for MBI and the companies comprising the MBI Peer Group.

                   ANALYSIS OF SELECTED MERGERS. As part of its analyses, DLJ reviewed two sets of mergers: (i) eleven mergers and acquisitions involving Iowa-based depository institutions announced from January 1, 1990 to July 28, 1995 in which the total assets of the acquired company were greater than $200 million (the "Iowa Transactions"), and (ii) eight mergers and acquisitions involving banks and bank holding companies headquartered anywhere in the United States announced from August 1, 1994 to July 28, 1995 (the "National Transactions"). The Iowa Transactions involved the following pairs of institutions (acquiror/acquiree): Firstar Corporation/Harvest Financial Corp., First Midwest Bancorp/CF Bancorp Inc., Mercantile Bancorporation Inc./Plains Spirit Financial Corp., Community First Bankshares, Inc./Minowa Bancshares, Inc., FirsTier Financial Inc./Cornerstone Bank Group, Mercantile Bancorporation Inc./Metro Bancorporation, Inc., Iowa National Bankshares Corp./MidAmerica Financial Corp., Hawkeye Bancorporation/First Dubuque Corporation, Boatmen's Bancshares, Inc./First Interstate of Iowa, Inc., Norwest Corporation/ Davenport Bank and Trust Company, and Firstar Corporation/Banks of Iowa, Inc. The National Transactions involved the following pairs of institutions (acquiror/acquiree): NationsBank Corporation/Intercontinental Bank, Meridian Bancorp, Inc./ United Counties Bancorp., Comerica Incorporated/Metrobank, Mercantile









         Bancorporation/TC Bankshares Inc., Synovus Financial Corporation/NBSC Corporation, Meridian Bancorp, Inc./United Counties Bancorp., Norwest Corporation/Independent of Arizona and Boatmen's Bancshares, Inc./Worthen Banking Corporation. For each transaction for which data was available, DLJ calculated the multiple of the offer value to the acquired company's: (i) EPS for the twelve months preceding ("LTM"), fiscal year containing ("FY Est.") and fiscal year following ("FY+1 Est.") the announcement date of the transaction; (ii) book value per share; (iii) tangible book value per share; and
         (iv) market price per share.

                   The calculations for the Iowa Transactions yielded a range of multiples of offer value to LTM EPS of 10.1x to 17.3x, with a mean of 13.1x and a median of 12.4x; a range of multiples of offer value to book value of 1.12x to 2.08x, with a mean of 1.51x and a median of 1.49x; a range of multiples of offer value to tangible book value of 1.12x to 2.68x, with a mean of 1.64x and a median of 1.59x; a range of multiples of offer value to market price of 1.10x to 1.38x, with a mean of 1.25x and a median of 1.24x.

                   The calculations for the National Transactions yielded a range of multiples of offer value to LTM EPS of 10.3x to 21.6x, with a mean of 15.2x and a median of 14.9x; a range of multiples of offer value to FY Est. EPS of 14.1x to 19.8x, with a mean of 16.3x and a median of 15.0x; a range of multiples of offer value to FY+1 Est. EPS of 12.4x to 16.4x, with a mean of 14.2x and a median of 13.8x; a range of multiples of offer value to book value of 1.12x to 2.18x, with a mean of 1.85x and a median of 1.94x; a range of multiples of offer value to tangible book value of 1.27x to 2.71x, with a mean of 2.03x and a median of 2.01x.

                   DLJ compared these multiples with the corresponding multiples for the Merger, valuing the Exchange Ratio at $26.325 (the "Exchange Value"). In calculating the multiples for the Merger, DLJ used Hawkeye's EPS for the twelve months ended June 30, 1995, estimated EPS for the year ending December 31, 1995, estimated EPS for the year ending December 31, 1996, book value per share and tangible book value per share as of June 30, 1995, and the closing price per share of Hawkeye Common Stock on July 28, 1995. DLJ calculated that the Exchange Value represented multiples of 15.0x Hawkeye's LTM EPS, 14.7x its 1995 estimated EPS, 13.9x its 1996 estimated EPS, 1.87x its book value per share, 2.11x its tangible book value per share and 1.23x its market price per share.

                   No company or transaction used in the above analyses as a comparison is identical to Hawkeye, MBI, or the Merger.









         Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

                   DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, DLJ estimated the future dividend streams that Hawkeye could produce over the period from June 30, 1995 through December 31, 1999, assuming a minimum required tangible equity level of 7.0% of tangible total assets, if Hawkeye performed in accordance with forecasts provided by management of Hawkeye. DLJ also estimated the terminal value of Hawkeye's common equity as of December 31, 1999 by applying multiples of 10.0x to 12.0x to Hawkeye's projected 1999 earnings. DLJ selected the range of terminal multiples on the basis of past and current trading multiples for Hawkeye and other commercial banks. The dividend streams and terminal value were discounted to present values as of June 30, 1995 using discount rates ranging from 12.0% to 13.0%, which reflect different assumptions regarding the required rates of return of holders and prospective buyers of Hawkeye Common Stock. The range of present values per fully diluted share of Hawkeye Common Stock resulting from this analysis was $18.17 to $21.29.

                   PRO FORMA MERGER ANALYSIS. In the course of discussions preceding execution of the Merger Agreement, management of MBI informed DLJ that, with various cost savings and revenue enhancements that it believed could be obtained as a result of the Merger, management of MBI expected the transaction to be slightly dilutive to MBI's EPS in the first year following the Effective Time and slightly accretive in the second. Management of MBI also informed DLJ that it anticipated the transaction would initially be slightly dilutive to MBI's book value and tangible book value per share. DLJ performed certain calculations to confirm MBI's statements regarding the anticipated effect of the Merger on MBI's EPS, book value per share and tangible book value per share.

                   DLJ also analyzed certain additional pro forma effects of the Merger. DLJ's analysis showed that holders of Hawkeye Common Stock would experience an increase in dividend income of 13.6%, based on Hawkeye's and MBI's current dividend payments as of August 1, 1995, and that the shares of MBI Common Stock issued in the Merger would represent 12.4% of the pro forma total number of outstanding shares of MBI Common Stock.










                   In connection with its written opinion dated as of the date of this Proxy Statement/Prospectus, DLJ performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, DLJ did not utilize any methods of analysis in addition to those described.

                   The summary set forth above describes the material analyses performed by DLJ and presented to the Hawkeye Board and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses by which DLJ reached its opinions. The ranges of valuations resulting from any particular analysis described above should not be taken to be DLJ's view of the actual value of Hawkeye, the combined company or the trading price for MBI Common Stock.

                   In performing its analyses, DLJ made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hawkeye and MBI. The analyses performed by DLJ are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of DLJ's analysis of the fairness of the Exchange Ratio, from a financial point of view, to the holders of Hawkeye Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company or its securities may actually be bought or sold. DLJ used in its analyses various projections prepared by Hawkeye's management and relied on statements of MBI's management as to the expected future financial performance of MBI. Neither Hawkeye nor MBI publicly discloses internal management projections of the type provided to DLJ in connection with its review. Such projections were not prepared for, or with a view toward, public disclosure. In addition, such projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, many of which are beyond the control of the managements of MBI and Hawkeye. Accordingly, actual results could vary significantly from those set forth in such projections.

                   Pursuant to the terms of a letter agreement dated February 1, 1995 (the "Engagement Letter"), for DLJ's services









         in connection with the Merger, including the rendering of its opinions, Hawkeye (i) has paid DLJ $475,000, with an additional $75,000 payable on December 14, 1995, and (ii) has agreed to pay DLJ an amount equal to 0.70% of the aggregate amount of consideration received by the Company and/or its shareholders (treating any shares issuable upon exercise of options, warrants or other rights of conversion as outstanding), less the amount paid by the Company pursuant to clause (i) above. Because the major portion of the aggregate consideration to be received by the holders of Hawkeye Common Stock is to be paid in the form of securities, the Engagement Letter provides that the value of such securities, for purposes of calculating the fee payable to DLJ, will be determined by the last sale price for such securities on the last trading day thereof prior to consummation of the Merger. Such fee shall be payable in cash upon consummation of the Merger. Hawkeye has also agreed under the Engagement Letter to reimburse DLJ for all reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and has agreed to indemnify DLJ against certain expenses and liabilities incurred in connection with its engagement, including liabilities under Federal securities law.

                   DLJ was initially retained by Hawkeye to provide certain ongoing financial advisory services, including the review and analysis of financial and structural alternatives available to Hawkeye with a view to meeting its long term, strategic objectives. This initial engagement was governed by a letter agreement dated June 14, 1993 pursuant to which Hawkeye paid DLJ a fee of $75,000 for a one-year engagement. Hawkeye renewed DLJ's engagement for an additional year in a letter agreement dated June 14, 1994, pursuant to which Hawkeye paid DLJ a fee of $150,000. Both letter agreements also provided for the reimbursement of DLJ's reasonable out-of-pocket expenses and the indemnification of DLJ against certain expenses and liabilities incurred in connection with its engagement, including liabilities under Federal securities law.

                   DLJ may, in the ordinary course of its business, actively trade securities of Hawkeye and MBI for its own account or for the accounts of customers and thus may hold long or short positions in such securities at any time.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER

                   In considering the recommendation of the Hawkeye Board with respect to the Merger Agreement, Hawkeye shareholders should be aware that certain executive officers and directors of Hawkeye (or their affiliates) have interests in the Merger that are different from and in addition to the interests of Hawkeye shareholders generally. The Board of










         Directors of Hawkeye was aware of these interests and took these interests into account in adopting the Merger Agreement.

                   EMPLOYMENT AGREEMENT. On August 4, 1995, Robert W. Murray, President and Chief Executive Officer of Hawkeye, entered into an employment agreement (the "Employment Agreement") with MBI. The Employment Agreement is effective only upon the consummation of the Merger. It provides for the employment of Mr. Murray as Chairman of Hawkeye Bank, Des Moines, and any successor thereto ("Hawkeye Bank"), for a term of four years from the Effective Time (the "Employment Period"). In addition, Mr. Murray will be proposed for election to the Board of Directors of MBI for a term expiring on the third anniversary of the MBI annual meeting date for the year in which the Merger is consummated. Hawkeye Bank will pay Mr. Murray for each consecutive year of the Employment Period a base salary (inclusive in each case of all fees which would otherwise be payable to him as a director of Hawkeye Bank) of $250,000, $150,000, $100,000 and $100,000, respectively. Mr.
         Murray will also be entitled during the Employment Period, unless terminated for "cause" (as defined in the Employment Agreement), to employee benefits and customary prerequisites equivalent to those provided by MBI to similarly situated officers, including, pension benefits, health and welfare benefits, disability insurance benefits, life insurance benefits, vacation benefits and other fringe benefits.

                   If Mr. Murray's employment is terminated by reason of death or "disability" (as defined in the Employment Agreement) or is involuntarily terminated other than for "cause," in each case prior to the expiration of the Employment Period, Mr. Murray, or his estate, will be entitled to continue to be paid his salary under the Employment Agreement to the same extent as if Mr. Murray had completed his employment obligations thereunder.

                   INDEMNIFICATION. In the Merger Agreement, MBI agreed that the Merger will not affect or diminish any of Hawkeye's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Hawkeye or its subsidiaries arising by virtue of their respective articles of incorporation or bylaws in the form in effect on August 4, 1995, or arising by operation of law or by virtue of any contract, resolution or other agreement or document existing on August 4, 1995, and such duties and obligations will continue in full force and effect for so long as they would (but for the Merger) otherwise survive.

                   OTHER INTERESTS. Certain executive officers, including certain directors, of Hawkeye currently hold Hawkeye










         employee stock options and/or Hawkeye stock appreciation rights which will be converted at the Effective Time into rights with respect to MBI Common Stock. See "TERMS OF THE PROPOSED MERGER
         -- Employee Benefits."  In addition, Robert W. Murray and
         R. Douglas Fisher will be entitled to receive in connection with the Merger up to $900,000 and $525,000, respectively, pursuant to certain change of control agreements between each of them and Hawkeye. In connection with the anticipated retirement of Donald R. Runger, Hawkeye and Mr. Runger entered into a deferred compensation agreement on July 25, 1995, pursuant to which Mr. Runger will be paid in the aggregate $775,000. The deferred compensation agreement superseded and replaced the change of control agreement between Hawkeye and Mr. Runger.

         See "-- Employee Benefits."

         CONDITIONS OF THE MERGER

                   The respective obligations of MBI and Hawkeye to consummate the Merger are subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                        (i) The Merger Agreement shall have received the requisite approval of shareholders of Hawkeye.

                       (ii)  All requisite approvals of the Merger
              Agreement and the transactions contemplated thereby shall have been received from the Federal Reserve Board, the Superintendent of the Banking Division of the Commerce Department of the State of Iowa (the "State Bank Regulator"), if required, and any other necessary governmental or regulatory authority or agency (the "Regulatory Authorities").

                      (iii) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                       (iv) Neither MBI nor Hawkeye shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                        (v)  Each of MBI and Hawkeye shall have
              received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Hawkeye to the extent they receive MBI Common Stock solely in exchange for shares of Hawkeye Common Stock.












                   Hawkeye's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                        (i) The representations and warranties of MBI set forth in Article III of the Merger Agreement shall be true and correct in all material respects as of August 4, 1995 and as of the Effective Time (as though made on and as of the Effective Time except (A) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (B) for the effect of transactions contemplated by the Merger Agreement).

                       (ii) MBI shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

                      (iii) Hawkeye shall have received a certificate of the chairman or chief financial officer of MBI as to the satisfaction of the conditions set forth in clauses
              (i) and (ii).

                   MBI's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                        (i)  The representations and warranties of
              Hawkeye set forth in Article II of the Merger Agreement shall be true and correct in all material respects as of August 4, 1995 and as of the Effective Time (as though made on and as of the Effective Time except (A) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (B) for the effect of transactions contemplated by the Merger Agreement).

                       (ii)  Hawkeye shall have performed in all
              material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

                      (iii) MBI shall have received certificates of the chairman and the president and chief executive officer of Hawkeye as to the satisfaction of the conditions set forth in clauses (i) and (ii).

                       (iv)  MBI shall have received an opinion
              addressed to MBI from KPMG Peat Marwick LLP, satisfactory in form and substance to MBI, stating that the Merger will qualify for pooling-of-interests accounting treatment (the









              "Pooling Letter") and such opinion shall not have been withdrawn (see "-- Accounting Treatment").

         TERMINATION OF THE MERGER AGREEMENT

                   The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite shareholder approval: (i) by mutual consent of the Executive Committee of the Board of Directors of MBI and the Board of Directors of Hawkeye; (ii) by the Executive Committee of the Board of Directors of MBI or the Board of Directors of Hawkeye (A) at any time after August 4, 1996 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of the Merger Agreement), (B) if the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonappealable or (C) if shareholders of Hawkeye shall not have approved the Merger Agreement at the Special Meeting following a favorable recommendation of Hawkeye's Board of Directors;
         (iii) by the Executive Committee of the Board of Directors of MBI in the event (A) of a material breach by Hawkeye of the Merger Agreement, which breach is not cured within 30 days after written notice thereof to Hawkeye by MBI or (B) that
         (x)(1) the estimated costs of all remedial or other corrective actions or measures with regard to certain real properties referred to in the Merger Agreement required by applicable law exceed $5,000,000 in the aggregate or (2) such cost cannot be reasonably estimated to be such amount or less with any reasonable degree of certainty and (y) after providing Hawkeye with written notice of MBI's intent to so terminate the Merger Agreement Hawkeye shall not have taken and completed, within the six-month period from the date of such notice, to the reasonable satisfaction of MBI, all such remedial or other corrective actions and measures (the aggregate cost of which incurred by Hawkeye and its subsidiaries shall not exceed $5,000,000); or (iv) by the Board of Directors of Hawkeye in the event of a material breach by MBI of the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given to MBI by Hawkeye.

                   No assurance can be given that the Merger will be consummated, that MBI and Hawkeye will not mutually agree to terminate the Merger Agreement or that MBI or Hawkeye will not elect to terminate the Merger Agreement if the Merger has not been consummated on or before August 4, 1996.

         CLOSING AND EFFECTIVE TIME

                   Unless the parties otherwise agree, the Closing of the Merger will take place at 10:00 A.M., local time, on the










         date on which the Effective Time occurs, which shall be such date as MBI notifies Hawkeye in writing but not earlier than the Approval Date, and not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. The Effective Time will occur upon the filing of the articles of merger with the Iowa Secretary of State. It is currently anticipated that the Effective Time will occur shortly after the date of the Special Meeting assuming the Merger Agreement is approved at such meeting.

         SURRENDER OF HAWKEYE STOCK CERTIFICATES AND RECEIPT OF MBI
         COMMON STOCK

                   Except for the shares of Hawkeye Common Stock subject to the exercise of dissenters' rights, at the Effective Time of the Merger, each outstanding share of Hawkeye Common Stock (other than shares held by Hawkeye or MBI or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, which shall be cancelled) will be converted into the right to receive .585 of a share of MBI Common Stock.

                   As soon as practicable after the Effective Time, holders of record of certificates formerly representing shares of Hawkeye Common Stock (the "Certificates") will be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that MBI will deliver or cause to be delivered to such holders. Such letters of transmittal will specify that risk of loss and title to Certificates will pass only upon delivery of such Certificates to the Exchange Agent.

                   After the Effective Time, each previous holder of a Certificate that surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of MBI Common Stock into which the Certificate so surrendered will have been converted pursuant to the Merger Agreement and any dividend theretofore declared and not yet paid with respect to such shares of MBI Common Stock, without interest. The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as MBI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates must be appropriately endorsed or accompanied by such instruments of transfer as MBI or the Exchange Agent may require.

                   Each outstanding Certificate will, until duly surrendered to the Exchange Agent, be deemed to evidence ownership









         of the Merger Consideration into which the stock previously represented by such Certificate will have been converted in the Merger. After the Effective Time, holders of Certificates will cease to have rights with respect to the stock previously represented by such Certificates, and their sole right will be to exchange such Certificates for such Merger Consideration. After the Effective Time, there will be no further transfer on the records of Hawkeye of Certificates, and if such Certificates are presented to Hawkeye for transfer, they will be cancelled against delivery of such Merger Consideration.

                   MBI will not be obligated to deliver the Merger Consideration to which any former holder of Hawkeye Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared on MBI Common Stock will be remitted to any person entitled to receive MBI Common Stock in the Merger until such person surrenders the Certificate representing the right to receive such MBI Common Stock, at which time such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon.

                   Certificates surrendered for exchange by any person constituting an "affiliate" of Hawkeye for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing MBI Common Stock until MBI has received a written agreement from such person not to sell or otherwise dispose of any shares of MBI Common Stock received by such person until financial results covering at least 30 days of combined operations have been published and thereafter only in compliance with Rule 145. See "INFORMATION REGARDING MBI STOCK -- Restrictions on Resale of MBI Capital Stock by Affiliates; Affiliate Agreement."

                   Neither the Exchange Agent nor Hawkeye nor MBI, nor any affiliate thereof, will be liable to any holder of stock represented by any Certificate for any Merger Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. MBI and the Exchange Agent will be entitled to rely upon the stock transfer books of Hawkeye to establish the identity of those persons entitled to receive Merger Consideration, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, MBI and the Exchange Agent will be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.











         FRACTIONAL SHARES

                   No fractional shares of MBI Common Stock will be issued to the former shareholders of Hawkeye in connection with the Merger. Each former holder of Hawkeye Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock will receive cash in lieu thereof, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal (or in the absence thereof, by any other authoritative source) on the last business day preceding the Effective Time. No shareholder of Hawkeye entitled to receive cash in lieu of fractional shares will be entitled to dividends, voting rights or any other rights in respect of such fractional shares. Cash received by Hawkeye shareholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

         REGULATORY APPROVAL

                   The obligations of the parties to effect the Merger are subject to prior approval of the Federal Reserve Board and the State Bank Regulator, if required, and any other necessary regulatory authority.

                   The Merger is subject to the prior approval of the Federal Reserve Board under the BHCA. Under the BHCA, the Federal Reserve Board is required, in approving transactions such as the Merger, to take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of MBI and its bank subsidiaries following the Merger.

                   The BHCA prohibits the Federal Reserve Board from approving the Merger if the Merger would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if their effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of transactions in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal










         Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

                   Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval (or, if the Department of Justice has not submitted adverse comments with respect to competitive factors, the 15th day), during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise.

                   The BHCA provides for the publication of notice and public comment on the applications and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

                   Application for such Federal Reserve Board approval has been or will be filed. MBI and Hawkeye are not aware of any governmental approvals or actions that may be required for consum-mation of the Merger other than as described above. Should any other approval or action be required, it is presently conemplated that such approval or action would be sought. There can be no ass-urance that any necessary regulatory approval or action will be re-ceived or taken, as to the timing of such approval or action, that no action will be brought challenging such approval or action, or if such a challenge is brought, the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the Merger.

                   See "-- Effective Time," "-- Conditions of the
         Merger," "-- Waiver and Amendment," "-- Termination of the Merger Agreement" and "SUPERVISION AND REGULATION."

         BUSINESS PENDING THE MERGER

                   From August 4, 1995 to the Effective Time, each of MBI and Hawkeye agreed to, and agreed to cause each of their respective subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices, and agreed to, and agreed to cause each such subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.










                   Furthermore, from August 4, 1995 to the Effective Time, the Merger Agreement provides that, except as provided in the Merger Agreement, Hawkeye has agreed not to, and to cause each of its subsidiaries not to, without the prior written consent of MBI:

                        (i) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a subsidiary of Hawkeye to Hawkeye or another subsidiary of Hawkeye), except that Hawkeye may declare and pay (x) for dividends payable in 1995, regular quarterly cash dividends of not more than $0.17 per share on the Hawkeye Common Stock, and
              (y) for dividends payable in 1996, quarterly cash dividends of not more than $0.19 per share; PROVIDED, that Hawkeye may not declare or pay any dividends on Hawkeye Common Stock for any period in which its shareholders will be entitled to receive any regular quarterly dividend on the shares of MBI Common Stock to be issued in the Merger;

                       (ii)  enter into or amend any employment,
              severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of Hawkeye's employee benefit plans specified in the Merger Agreement or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract;

                      (iii)  authorize, recommend (subject to the
              fiduciary duties of Hawkeye's Board of Directors, upon written advice of counsel to Hawkeye, which counsel is reasonably acceptable to MBI), propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                       (iv)  propose or adopt any amendments to its
              articles of incorporation, association or other charter document or by-laws;

                        (v) issue, sell, grant, confer or award any of its Equity Securities (as defined in the Merger Agreement)








              (except shares of Hawkeye Common Stock issued upon exercise of Hawkeye Employee Stock Options outstanding on August 4, 1995) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on August 4, 1995;

                       (vi) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                      (vii) (A) without first consulting with MBI, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "lend to") in an amount in excess of $1,500,000, or in an amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,500,000;
              (B) without first obtaining the written consent of MBI, lend to any person or entity in an amount in excess of $3,000,000 or in an amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $3,000,000; (C) Lend to any person other than in accordance with lending policies as in effect on August 4, 1995; PROVIDED that in the case of clauses (B) and (C) Hawkeye or any Hawkeye subsidiary may make any such loan in the event (1) Hawkeye or any Hawkeye subsidiary has delivered to MBI or its designated representative a notice of its intention to make such loan and such information as MBI or its designated representative may reasonably require in respect thereof and (2) MBI or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to MBI of the notice of intention and information as aforesaid; or (D) Lend to any person or entity any of the loans or other extensions of credit to which, or investments in which, are on a "watch list" or similar internal report of Hawkeye or any Hawkeye subsidiary (except those denoted "pass" thereon), in an amount in excess of $500,000; PROVIDED, HOWEVER, that nothing described in this paragraph will prohibit Hawkeye or any Hawkeye subsidiary from honoring any contractual obligation in existence on August 4, 1995, PROVIDED FURTHER, HOWEVER, that notwithstanding clauses (A) and (B) of this paragraph, Hawkeye is authorized without first consulting with MBI or obtaining MBI's prior written consent, to increase the aggregate amount of










              any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases with respect to any Pre-Existing Facility shall not be in excess of the lesser of ten percent (10%) of such Pre-Existing Facility or $250,000;

                     (viii) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Hawkeye or any Hawkeye subsidiary or the acquisition of Equity Securities of Hawkeye or any Hawkeye subsidiary or the merger of Hawkeye or any Hawkeye subsidiary with any person (other than MBI) or any similar transaction (each such transaction being referred to as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Hawkeye shall promptly notify MBI orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                       (ix) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of MBI or Hawkeye to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or (B) prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code;

                        (x)  other than in the ordinary course of
              business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, or, without prior approval of MBI, which shall not be unreasonably withheld, pay fees and expenses to attorneys, accountants or investment bankers in connection with the Merger in excess of the amount set forth in the Merger Agreement;

                       (xi)  restructure or materially change its
              investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or execute any individual investment









              transaction (A) in United States Treasury securities in excess of $5,000,000 and (B) in any other investment securities in excess of $1,000,000; or

                      (xii) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties of Hawkeye in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

         BANK MINORITY SHARES

                   Hawkeye has agreed to use, as soon as reasonably possible, all reasonable efforts to cooperate with MBI in respect of each person holding capital stock of any of the bank subsidiaries of Hawkeye (other than Hawkeye or any of its subsidiaries), whether as qualifying shares or otherwise, with the goal of purchasing such shares at any time and/or from time to time, at a price reasonably acceptable to MBI.

         WAIVER AND AMENDMENT

                   Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement and the schedules thereto may be amended by or on behalf of the Boards of Directors of MBI and Hawkeye at any time before or after approval of the Merger Agreement by the shareholders of Hawkeye, by an instrument in writing signed on behalf of each party; PROVIDED that after any such approval by the shareholders of Hawkeye no such modification may alter or change the amount or kind of consideration to be received by holders of Hawkeye Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

         ACCOUNTING TREATMENT

                   It is intended that the Merger be accounted for under the pooling-of-interests method of accounting. It is a condition to the obligations of MBI to effect the Merger that the Pooling Letter shall have been received by MBI and shall not have been withdrawn. See "-- Conditions of the Merger." MBI and Hawkeye have agreed to use their best efforts to cause the Merger to qualify for pooling-of-interest accounting treatment.









                   Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of MBI and Hawkeye will be combined at the Effective Time and carried forward at their previously recorded amounts, and the shareholders' equity accounts of MBI and Hawkeye will be combined on MBI's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of MBI issued after the Effective Time will be restated retroactively to reflect the consolidated operations of MBI and Hawkeye as if the Merger had taken place prior to the periods covered by such financial statements. See "SUMMARY INFORMATION -- Comparative Unaudited Per Share Data," "SUMMARY INFORMATION -- Summary Financial Data," "-- Conditions of the Merger," and "PRO FORMA FINANCIAL INFORMATION."

         MANAGEMENT AND OPERATIONS AFTER THE MERGER

                   Merger Sub, a wholly owned subsidiary of MBI, will be the surviving corporation resulting from the Merger. Merger Sub will be governed by the laws of the state of Iowa and will operate in accordance with the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the Merger, until otherwise amended or repealed after the Effective Time.

         EMPLOYEE BENEFITS

                   EMPLOYEE BENEFITS. The provisions of Hawkeye's stock option and incentive plans set forth in the Merger Agreement ("Hawkeye Stock Plans") and of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Hawkeye or any Hawkeye subsidiary will be deleted and terminated as of the Effective Time, and Hawkeye will ensure that following the Effective Time no holder of Hawkeye employee stock options or any participant in any Hawkeye Stock Plan shall have any right thereunder to acquire any securities of Hawkeye or any Hawkeye subsidiary.

                   Except as set forth in the Merger Agreement, the Hawkeye Employee Plans (as defined and set forth in the Merger Agreement) will not be terminated by reason of the Merger but will continue thereafter as plans of the Surviving Corporation until such time as the employees of Hawkeye and Hawkeye's subsidiaries are integrated into MBI's employee benefit plans that are available to other employees of MBI and MBI's subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. MBI will take such steps as are necessary or required to integrate the employees of Hawkeye and








         Hawkeye's subsidiaries in to MBI's employee benefit plans available to other employees of MBI and MBI's subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Hawkeye or any Hawkeye subsidiary for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

                   EMPLOYEE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. At the Effective Time, all rights with respect to Hawkeye Common Stock pursuant to Hawkeye employee stock options that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to MBI Common Stock, and MBI will assume each Hawkeye employee stock option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Hawkeye employee stock option assumed by MBI will be exercisable solely for shares of MBI Common Stock, (ii) the number of shares of MBI Common Stock subject to each Hawkeye employee stock option will be equal to the number of shares of Hawkeye Common Stock subject to such Hawkeye employee stock option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Hawkeye employee stock option will be adjusted by dividing the per share exercise price under such Hawkeye employee stock option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Hawkeye employee stock option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption will be undertaken in a manner that will not constitute a "modification" as defined in the Internal Revenue Code, as to any Hawkeye employee stock option that is an "incentive stock option."

                   At the Effective Time, all stock appreciation rights with respect to Hawkeye Common Stock that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become stock appreciation rights with respect to MBI Common Stock with the same terms and conditions as were applicable to such Hawkeye stock appreciation rights immediately prior to the Effective Time.

                   Certain executive officers, including certain executive officers who are directors, of Hawkeye currently hold Hawkeye employee stock options and/or Hawkeye stock appreciation rights which will be










         converted into rights with respect to MBI Common Stock as described above.


                   INDEMNIFICATION. In the Merger Agreement, MBI agreed that the Merger will not affect or diminish any of Hawkeye's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Hawkeye or its subsidiaries arising by virtue of their respective articles of incorporation or bylaws in the form in effect on August 4, 1995, or arising by operation of law or by virtue of any contract, resolution or other agreement or document existing on August 4, 1995, and such duties and obligations will continue in full force and effect for so long as they would (but for the Merger) otherwise survive.


              CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

                   The following discussion summarizes the material federal income tax consequences of the Merger. The discussion does not address all aspects of federal taxation that may be relevant to particular Hawkeye shareholders, and it may not be applicable to shareholders who are not citizens or residents of the United States, or who acquired their Hawkeye Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The discussion does not address the effect of any applicable state, local or foreign tax laws or any federal tax laws other than those pertaining to the income tax. EACH HAWKEYE SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER.

                   This discussion is based on the Internal Revenue Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Hawkeye shareholders discussed herein. This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time, including certain representations to be made by Hawkeye and MBI. This discussion assumes that Hawkeye shareholders hold their Hawkeye Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.
                   MBI has received an opinion from Wachtell, Lipton, Rosen & Katz, counsel to MBI, and Hawkeye has received an opinion from Baird, Holm, McEachen, Pedersen, Hamann & Strasheim,










         counsel to Hawkeye, that, assuming the Merger occurs in accordance with the Merger Agreement, and conditioned on the accuracy of certain representations made by MBI and Hawkeye, the material federal income tax consequences expected to result from the Merger, under currently applicable law, are as follows:

                   (i) The Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a) of the Internal Revenue Code.

                  (ii) No gain or loss will be recognized by Hawkeye or MBI as a result of the Merger.

                 (iii) Hawkeye shareholders will recognize no gain or loss as a result of the exchange of their Hawkeye Common Stock solely for shares of MBI Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

                  (iv) A holder of shares of Hawkeye Common Stock who receives cash in the Merger in lieu of a fractional share interest of MBI Common Stock will be treated as if the fractional shares were received in the exchange and then redeemed by MBI. A holder of shares of Hawkeye Common Stock will be treated as if the shareholder sold his or her fractional share of MBI Common Stock for the amount of cash received and will therefore recognize gain (or loss) to the extent that the amount of cash received exceeds (or is less than) the tax basis of the fractional share. Such gain or loss will be capital gain or loss if the shares of Hawkeye Common Stock were held as capital assets and will be long-term capital gain or loss if the holding period of the shares of Hawkeye Common Stock so exchanged was more than one year.

                   (v) The aggregate adjusted tax basis of the MBI Common Stock received by a shareholder of Hawkeye in the Merger, including for the purpose of (iv) above the tax basis of any fractional share interest, will be equal to the aggregate adjusted tax basis of the respective shares of Hawkeye Common Stock surrendered.

                  (vi) The holding period of the shares of MBI Common Stock received by a shareholder of Hawkeye in the Merger, including for purposes of (iv) above the holding period of any fractional share interest, will include the holding period of the respective shares of Hawkeye Common Stock exchanged therefor, provided the shares of Hawkeye Common Stock were held as capital assets.









                 (vii) A Hawkeye shareholder who receives only cash as a result of the exercise of dissenters' rights, will realize gain or loss for federal income tax purposes (determined separately as to each block of Hawkeye Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder, and (y) such shareholder's tax basis for the shares of Hawkeye Common Stock surrendered in exchange therefor, provided that the cash payment does not have the effect of the distribution of a dividend. Any such gain or loss will be recognized for federal income tax purposes and will be treated as capital gain or loss, provided the shares of Hawkeye Common Stock were held as capital assets. However, if the cash payment does have the effect of the distribution of a dividend, the amount of taxable income recognized generally will equal the amount of cash received; such income generally will be taxable as a dividend; and no loss (or other recovery of such shareholder's tax basis for the shares of Hawkeye Common Stock surrendered in the exchange) generally will be recognized by such shareholder. The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Internal Revenue Code, taking into account the constructive stock ownership rules of Section 318 of the Internal Revenue Code.

         An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service (the "Service"), has no binding effect on the Service. The Service could take a position contrary to counsel's opinion and, if the matter is litigated, a court may reach a decision contrary to the opinion. The Service is not expected to issue a ruling on the tax effects of the Merger, and no such ruling has been requested.

                   THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH SHAREHOLDER. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.









                  DISSENTERS' RIGHTS OF SHAREHOLDERS OF HAWKEYE

                   Each shareholder of Hawkeye has the right to demand to be paid the fair value of his or her shares of Hawkeye Common Stock in cash upon consummation of the Merger if the shareholder follows the dissenters' rights procedures set forth in Division XIII of the Iowa Act. "Fair value" is defined in the Iowa Act as the value of the subject shares immediately prior to the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless such an exclusion would be inequitable.

                   Under the Iowa Act, a shareholder of Hawkeye may dissent from the Merger and obtain the fair value of the shares owned by such shareholder with such fair value to be paid in cash if the Merger is consummated. Any shareholder of Hawkeye who wishes to assert his or her dissenters' rights must do each of the following: (i) deliver to Hawkeye before the vote on the Merger Agreement is taken a written notice of such shareholder's intent to demand payment of the fair value of his or her shares if the Merger is effectuated, and (ii) not vote such shares in favor of the approval of the Merger Agreement at the Special Meeting. A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN NOTICE OF A SHAREHOLDER'S INTENT TO ASSERT DISSENTERS' RIGHTS.

                   If the Merger Agreement is approved at the Special Meeting, Hawkeye shall deliver a written notice to each person who asserted dissenters' rights and who did not vote in favor of the approval of the Merger Agreement as described above.
         The notice must be sent by Hawkeye no later than 10 days after the Special Meeting and must contain the following information:
         (i) a statement as to where a demand for payment must be sent by the dissenting shareholder and where and when the certificates evidencing shares of Hawkeye Common Stock owned by such shareholders must be deposited, (ii) a statement to holders of uncertificated shares stating to what extent transfer of the shares will be restricted after the payment is received, (iii) a form with which dissenting shareholders may make their demands for payment, which form will include the date of the first public announcement of the proposed Merger and a requirement that all dissenting shareholders certify as to whether or not he or she had acquired beneficial ownership of the shares subject to the dissenters' rights demand prior to the date of the first public announcement of the proposed Merger, (iv) a statement as to the date by which Hawkeye must receive the demand for payment from the dissenting shareholder, such date to be not fewer than 30 nor more than 60 days after the date of Hawkeye's notice to dissenting shareholders, and
         (v) a copy of Division XIII of the Iowa Act.










                   A dissenting shareholder must demand payment for his or her shares, certify as to whether the acquisition dates of such shares were prior to or after the public announcement of the proposed Merger and deposit the certificates evidencing such shares prior to the date set in and in accordance with the notice sent by Hawkeye to the dissenting shareholders. A shareholder who does not demand payment or deposit certificates for shares by the date or in the manner set forth in the notice to dissenting shareholders sent by Hawkeye will be deemed to have waived his or her dissenters' rights and will not be entitled to payment of the fair value of his or her shares under Division XIII of the Iowa Act.

                   Hawkeye (or Merger Sub, as the Surviving Corporation in the Merger) must make a cash payment to each dissenting shareholder who files a demand for payment as described above equal to Hawkeye's (or Merger Sub's) estimate of the fair value of the shares of Hawkeye Common Stock owned by such shareholders, plus accrued interest on such payment from the Closing Date. Such payment must be made upon the later of:
         (i) the time the Merger is consummated or (ii) the receipt of the demand for payment from the dissenting shareholder. If the Merger is not consummated within 60 days of the date set by Hawkeye for receipt of the dissenting shareholders' demands for payment and deposits of stock certificates, Hawkeye must return the deposited certificates and release the transfer restrictions on uncertificated shares and send a new notice to dissenting shareholders when the Merger is actually consummated and repeat the payment demand procedure. The payment must be accompanied by the following: (i) Hawkeye's balance sheet as of the end of its most recently completed fiscal year, an income statement and a statement of changes in shareholders' equity as of the most recently completed fiscal year and interim financial statements of Hawkeye as of and for the most recent date or period available, (ii) a statement of Hawkeye's (or Merger Sub's) estimate of the fair value of the Hawkeye shares, (iii) an explanation as to how the interest payment was calculated, (iv) a statement of the dissenting shareholder's right to demand a greater payment than Hawkeye's estimate as described below, and (v) a copy of Division XIII of the Iowa Act.

                   Hawkeye may elect to withhold payment from those dissenting shareholders who do not certify in their demand for payment that they owned the shares subject to the dissenters' rights demand prior to the public announcement of the proposed Merger. To the extent that Hawkeye elects to withhold payment from such dissenting shareholders, Hawkeye shall estimate the








         fair value of the shares owned by such holders and accrued interest thereon and offer to pay the same to each such dissenting shareholder who agrees to accept it in full satisfaction of his or her demand. The offer to such shareholders must be accompanied by: (i) a statement of Hawkeye's estimate of fair value, (ii) an explanation as to how the interest payment was calculated and (iii) a statement of the dissenting shareholder's right to demand a greater payment than Hawkeye's estimate as described below.

                   After receipt of Hawkeye's (or Merger Sub's) estimate of fair value in either of the above cases, the dissenting shareholder may deliver notice to Hawkeye (or Merger Sub) of his or her own estimate of fair value for the shares and the amount of interest due and demand payment of the difference in amount, if any, previously paid by Hawkeye (or Merger Sub) to such shareholder and the amount of the shareholder's estimate. In order to make such a demand: (i) the dissenting shareholder must believe that the amount paid or offered by Hawkeye (or Merger Sub) is less than the fair value of the shares or the interest is incorrectly calculated, or (ii) Hawkeye (or Merger
         Sub) has not made payment for the shares within 60 days after the date set by Hawkeye (or Merger Sub) as the last day that Hawkeye (or Merger Sub) set for accepting demands for payment, or (iii) the Merger has not been consummated within the 60-day period after the last date that Hawkeye (or Merger Sub) set for accepting demands for payment and Hawkeye has not returned the stock certificates deposited by the dissenting shareholder or released the transfer restrictions imposed on uncertificated shares. A dissenting shareholder will waive his or her right to seek a greater payment than Hawkeye's estimate of fair value and accrued interest unless such shareholder notifies Hawkeye (or Merger Sub) in writing of the same within 30 days of the receipt of Hawkeye's (or Merger Sub's) payment or offer of payment for the shares.

                   If, within 60 days of receiving the dissenting shareholder's notice of a demand for increased payment, the demand remains unsettled, Hawkeye (or Merger Sub) must commence proceedings in the district court of the county where its principal office is located, petitioning the court to determine the fair value and accrued interest of such shares. If Hawkeye (or Merger Sub) fails to start such proceedings within the 60-day period, Hawkeye (or Merger Sub) must pay each dissenting shareholder whose demand remains unsettled the amount that such shareholder has demanded. All dissenting shareholders with claims remaining unsettled will be made parties to the proceedings and the court may appoint one or more appraisers to receive evidence and recommend the fair value of the shares. The










         court will find either (i) that the fair value and accrued interest already paid by Hawkeye (or Merger Sub) equals or exceeds the amount determined by the court, in which case the shareholder will be entitled to no additional payment from Hawkeye (or Merger Sub), or (ii) Hawkeye (or Merger Sub) must pay an additional amount equal to the difference between the court's determination of fair value and accrued interest and the amount already paid by Hawkeye (or Merger Sub) to the shareholder.

                   The court shall also determine all costs of the proceedings, including the reasonable compensation and expenses of the appraisers and shall assess such costs against Hawkeye (or Merger Sub) unless the court finds that such an assessment would be inequitable because the dissenting shareholders had acted arbitrarily, vexatiously or not in good faith, in which case the court may assess costs against all or some of the dissenters. Fees and expenses of legal counsel and experts will generally be borne by each of the parties except that the experts' and attorneys' fees and expenses of the dissenting shareholders will be assessed against Hawkeye (or Merger Sub) to the extent that the court finds Hawkeye did not substantially comply with the procedures set forth in Division XIII of the Iowa Act or to either party in favor of the other party to the extent that the court finds that the assessed party acted arbitrarily, vexatiously or not in good faith. To the extent that counsel for one dissenting shareholder is found by the court to have provided a substantial benefit to other dissenting shareholders, the court may order that the fees of such counsel be paid out of the amounts awarded to the dissenting shareholders who have been benefited.

                   THE PRECEDING DISCUSSION IS A SUMMARY OF THE
         PROVISIONS REGARDING DISSENTERS' RIGHTS UNDER THE IOWA ACT AND IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF DIVISION XIII OF THE IOWA ACT WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS. HAWKEYE SHAREHOLDERS WHO ARE INTERESTED IN ASSERTING DISSENTERS' RIGHTS PURSUANT TO THE IOWA ACT IN CONNECTION WITH THE MERGER MAY WISH TO CONSULT WITH THEIR COUNSEL FOR ADVICE AS TO THE PROCEDURES REQUIRED TO BE FOLLOWED.


                         PRO FORMA FINANCIAL INFORMATION

         COMPARATIVE UNAUDITED PER SHARE DATA

                   The following table sets forth for the periods indicated selected historical per share data of MBI and Hawkeye and the corresponding pro forma and pro forma equivalent per share









         amounts giving effect to the proposed Merger, the proposed acquisitions of Sterling, Security Bank and Metro and the acquisition of ABNK by merger with and into a wholly owned subsidiary of MBI, which was completed on April 30, 1992 (ABNK is the surviving entity from that merger). The data presented is based upon the supplemental consolidated financial statements and related notes of MBI and the consolidated financial statements and related notes of Hawkeye, Sterling, Security Bank and Metro included in this Proxy Statement/ Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in the Proxy Statement/Prospectus. See "-- Pro Forma Combined Consolidated Financial Statements (Unaudited)." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger, the completed merger of ABNK, or the proposed mergers of Sterling, Security Bank and Metro had been consummated prior to the periods indicated.





























                                                                    MBI/HAWKEYE
                                                  MBI     HAWKEYE    Pro Forma
                                               Reported  Reported   Combined(1)
                                               --------  --------   -----------

     Book Value per Common Share:
       September 30, 1995..................... $ 25.43    $14.32     $25.09
       December 31, 1994......................   23.47     13.06      23.03
     Cash Dividends Declared Per Common Share:
       Nine months ended September 30, 1995... $   .99    $  .47     $  .99
       Year ended December 31, 1994 ..........    1.12       .50       1.12
       Year ended December 31, 1993 ..........     .99       .42        .99
       Year ended December 31, 1992 ..........     .93       .33        .93
     Earnings per Common Share Before Change
       in Accounting Principle:
       Nine months ended September 30, 1995...  $ 2.95    $ 1.28     $ 2.89
       Year ended December 31, 1994 ..........    3.22      1.78       3.21
       Year ended December 31, 1993 ..........    2.79      1.64       2.80
       Year ended December 31, 1992 ..........    2.42      1.38       2.42
     Market Price per Common Share:
       August 3, 1995(4)......................  $43.88    $22.75         --
       ________, 1995(4)......................      --        --         --


































       MBI/HAWKEYE   MBI/All Entities  MBI/All Entities
        Pro Forma        Pro Forma         Pro Forma
      Equivalent(2)     Combined(3)      Equivalent(2)
      -------------     -----------      -------------
         $14.68           $25.16            $14.72
          13.47            23.09             13.51

         $  .58           $  .99            $  .58
            .66             1.12               .66
            .58              .99               .58
            .54              .93               .54


         $ 1.69           $ 2.88            $ 1.68
           1.88             3.22              1.88
           1.64             2.80              1.64
           1.42             2.44              1.43

             --               --                --
             --               --                --

     ------------------

     (1) Includes the effect of pro forma adjustments for ABNK and Hawkeye as appropriate. See "PRO FORMA FINANCIAL INFORMATION."
     (2) Based upon the pro forma combined per share amounts multiplied by .585, the Exchange Ratio applicable to one share of Hawkeye Common Stock. See "PRO FORMA FINANCIAL INFORMATION."
     (3) Includes the effect of pro forma adjustments for ABNK, Hawkeye, Security Bank, Sterling and Metro as appropriate.
          See "PRO FORMA FINANCIAL INFORMATION."
     (4) The market values of MBI Common Stock and Hawkeye Common Stock were determined as of the last trading day preceding the public announcement of the Merger and as of the most recent practicable date prior to the mailing of this Proxy Statement/ Prospectus based on the last sales price as reported on the NYSE and NASDAQ/NM, respectively.

     /TABLE

         PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
         (UNAUDITED)

                   The following unaudited pro forma combined consolidated balance sheet gives effect to the Merger and the proposed acquisitions of Sterling, Security Bank and Metro as if each of the mergers were consummated on December 31, 1994.

                   MBI acquired ABNK on April 30, 1992, which acquisition was accounted for under the purchase method of accounting. Accordingly, the historical results of operations of MBI include the results of operations of ABNK from May 1, 1992 forward. The following pro forma combined consolidated income statements include the results of operations of ABNK from January 1, 1992 through the date of acquisition.

                   The following pro forma combined consolidated income statements for the nine months ended September 30, 1995 and 1994 and for the years ended December 31, 1994, 1993, and 1992 set forth the results of operations of MBI combined with the results of operations of Hawkeye, Sterling, Security Bank and Metro as if the Merger, and the proposed acquisitions of Sterling, Security Bank and Metro had occurred as of the first day of the period presented. As stated above, the pro forma combined consolidated income statements for the year ended December 31, 1992 include the results of operations of ABNK from January 1, 1992 through the date of acquisition.

                   The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to Pro Forma Combined Consolidated Financial Statements and with the historical financial statements of MBI, Hawkeye, Sterling, Security Bank, Metro and ABNK. The historical interim financial information for the nine months ended September 30, 1995 and 1994, used as a basis for the pro forma combined consolidated financial statements, include all necessary adjustments, which, in management's opinion, are necessary to present the data fairly. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the completed and proposed mergers had been consummated on the dates assumed above or the results of operations that may be achieved in the future.













     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
     September 30, 1995
     (Thousands)
     (Unaudited)                                                                               MBI, Hawkeye
                                                                                 Pro Forma
                                                                  Hawkeye        Combined
                                              MBI(1)    Hawkeye  Adjustments(2) Consolidated
                                              ---       -------  -----------    ------------
     ASSETS:
      Cash and due from banks...........    $822,849    $96,917    ($33,961)(3)     $885,805



     Due from banks - interest bearing.       97,473        200                       97,673
     Federal funds sold and repurchase
      agreements........................     179,778    102,004                      281,782
     Investments in debt and equity
      securities:
       Trading..........................       4,696          0                        4,696
       Available-for-sale...............     768,422    287,270                    1,055,692
       Held-to-Maturity.................   3,074,207    127,896                    3,202,103
                                           ---------    -------    -----------     ---------
            Total.......................   3,847,325    415,166              0     4,262,491
     Loans and Leases...................  10,648,008  1,298,589                   11,946,597
     Reserve for possible loan losses...    (187,872)   (21,553)                    (209,425)
                                          ----------  ---------    -----------    ----------
      Net Loans and Leases..............  10,460,136  1,277,036              0    11,737,172
     Other assets.......................     611,092    101,242                      712,334

                                                                       192,819(8)
                                                                      (192,819)(9)



                                         ----------- ----------    -----------    ----------

       Total Assets..................... $16,018,653 $1,992,565       ($33,961)  $17,977,257
                                         =========== ==========    ===========   ===========























                                                     Sterling        All Entities
                                                   Security Bank       Pro Forma
                                                       Metro           Combined
              Sterling   Security Bank    Metro     Adjustments(2)   Consolidated
              --------   -------------    -----    ------------      ------------
                $7,167         $15,043     $200         ($2,373)(3)      $903,522
                                                         (1,420)(3)
                                                           (900)(3)

                                    99    1,366                            99,138

                   827             125        0                           282,734


                     0               0        0                             4,696
                46,239             577    7,084                         1,109,592
                26,675           4,353   19,247                         3,252,378
              --------        --------  -------         -------        ----------
                72,914           4,930   26,331               0         4,366,666
                85,681          75,792   54,674                        12,162,744
                (1,380)           (287)    (510)                         (211,602)
              --------        --------  -------         -------        ----------
                84,301          75,505   54,164               0        11,951,142
                 4,793           4,620    1,288          18,259(6)        723,035
                                                        (18,259)(7)
                                                          8,598(4)
                                                         (8,598)(5)
                                                          5,911(10)
                                                         (5,911)(11)

              --------        --------  -------         -------        ----------

              $170,002        $100,322  $83,349         ($4,693)      $18,326,237
              ========        ========  =======         =======       ===========


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
     September 30, 1995
     (Thousands)
     (Unaudited)
                                                                               MBI, Hawkeye
                                                                                 Pro Forma
                                                                  Hawkeye        Combined
                                               MBI(1)   Hawkeye  Adjustments(2) Consolidated
                                               ---      -------  -----------    ------------
     LIABILITIES:
      Deposits:
       Non-interest bearing.............  $1,798,605   $204,619                   $2,003,224
       Interest bearing.................   9,875,943  1,512,456                   11,388,399
       Foreign..........................     160,736          0                      160,736
                                          ----------  ---------    ---------      ----------
           Total Deposits...............  11,835,284  1,717,075            0      13,552,359
      Federal funds purchased and
       repurchase agreements............   1,611,392     15,003                    1,626,395
      Other borrowings..................     949,186     46,241                      995,427
      Other liabilities.................     203,624     21,427                      225,051
                                          ----------  ---------    ---------      ----------

       Total Liabilities................  14,599,486  1,799,746            0      16,399,232

     SHAREHOLDERS' EQUITY:
      Preferred stock...................      12,153                                  12,153

      Common stock......................     279,658        135                      319,033

                                                                      39,375(8)
                                                                        (135)(9)



     Capital surplus....................     216,757    105,129                      282,646

                                                                      65,889(8)
                                                                    (105,129)(9)



     Retained earnings..................     936,311     87,555                    1,023,866

                                                                      87,555(8)

                                                                     (87,555)(9)










     Treasury stock.....................     (25,712)                (33,961)(3)     (59,673)


                                         ----------- ----------    ---------     -----------

          Total Shareholders' Equity....   1,419,167    192,819      (33,961)      1,578,025
                                         ----------- ----------    ---------     -----------
          Total Liabilities and
            Shareholders' Equity........ $16,018,653 $1,992,565     ($33,961)    $17,977,257
                                         =========== ==========    =========     ===========







                                                     Sterling        All Entities
                                                   Security Bank       Pro Forma
                                                       Metro           Combined
              Sterling   Security Bank    Metro     Adjustments(2)   Consolidated
              --------   -------------    -----    ------------      ------------

               $20,613          $1,191   $2,728              $0        $2,027,756
               111,900          86,725   73,984                        11,661,008
                     0               0        0                           160,736
               -------          ------   ------          ------        ----------
               132,513          87,916   76,712               0        13,849,500

                17,917               0        0                         1,644,312
                     0           3,248      400                           999,075
                 1,303             560      326                           227,240
               -------          ------   ------          ------        ----------

               151,733          91,724   77,436               0        16,720,127


                                                                           12,153

                 3,685           1,032      192           2,607(6)        324,247
                                                         (3,685)(7)
                                                          1,610(4)
                                                         (1,032)(5)
                                                            997(10)
                                                           (192)(11)

                   799               4    1,409           1,877(6)        284,553
                                                           (799)(7)
                                                           (574)(4)
                                                             (4)(5)
                                                            604(10)
                                                         (1,409)(11)

                13,785           7,562    4,310          13,785(6)      1,049,523
                                                        (13,785)(7)
                                                          7,562(4)
                                                         (7,562)(5)
                                                          4,310(10)
                                                         (4,310)(11)







                                                         (2,373)(3)       (64,366)
                                                         (1,420)(3)
                                                           (900)(3)
              --------        --------  -------         -------       -----------

                18,269           8,598    5,911          (4,693)        1,606,110
              --------        --------  -------         -------       -----------

              $170,002        $100,322  $83,349         ($4,693)      $18,326,237
              ========        ========  =======         =======       ===========


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
     For the Nine Months Ended September 30, 1995
     (Thousands except per share data)
     (Unaudited)

                                                                       MBI, Hawkeye
                                                                        Pro Forma
                                                                        Combined
                                                   MBI(1)    Hawkeye   Consolidated
                                                   ---       -------   ------------
     Interest Income.........................    $854,404   $105,900       $960,304
     Interest Expense........................     410,097     49,337        459,434
                                                 --------   --------       --------

       Net Interest Income...................     444,307     56,563        500,870
     Provision for Possible Loan Losses......      28,928        249         29,177
                                                 --------    -------       --------

       Net Interest Income after Provision
        for Possible Loan Losses.............     415,379     56,314        471,693
     Other Income:
       Trust.................................      48,252      3,888         52,140
       Service charges.......................      50,062      6,267         56,329
       Credit card fees......................      14,169      1,451         15,620
       Securities gains (losses).............       3,672        104          3,776
       Other.................................      65,325      8,485         73,810
                                                 --------    -------       --------

         Total Other Income..................     181,480     20,195        201,675
       Other Expense:
         Salaries and employee benefits......     195,825     23,528        219,353
         Net occupancy and equipment.........      53,547      6,825         60,372
         Other...............................     107,572     19,825        127,397
                                                 --------    -------       --------

           Total Other Expense...............     356,944     50,178        407,122
                                                 --------    -------       --------

           Income Before Income Taxes........     239,915     26,331        266,246
     Income Taxes ...........................      81,156      9,004         90,160
                                                 --------    -------       --------

           Net Income Before
             Change in Accounting
             Principle.......................    $158,759    $17,327       $176,086
                                                 ========    =======       ========










     Per Share Data:
         Average Common Shares Outstanding...  53,629,980                60,717,393
         Net Income Before Change
           in Accounting Principle...........       $2.95                     $2.89








                                                   All Entities
                                                     Pro Forma
                                                     Combined
              Sterling   Security Bank    Metro    Consolidated(12)
              --------   -------------    -----    ------------
                $9,069          $5,704   $4,745        $979,822
                 4,247           3,291    2,614         469,586
                ------          ------   ------        --------

                 4,822           2,413    2,131         510,236
                   162              45       30          29,414
                ------           -----    -----        --------


                 4,660           2,368    2,101         480,822

                   129               0        0          52,269
                   242             138        0          56,709
                     0               0        0          15,620
                    (1)              0     (508)          3,267
                   286             169      214          74,479
                ------            ----     ----        --------

                   656             307     (294)        202,344

                 1,735             682      766         222,536
                   475             243      137          61,227
                 1,411             520      627         129,955
                ------            ----     ----        --------

                 3,621           1,445    1,530         413,718
                ------           -----    -----        --------

                 1,695           1,230      277         269,448
                   386             382      293          91,221
                ------           -----     ----        --------







                $1,309            $848     ($16)       $178,227
                ======            ====     ====        ========


                                                     61,656,363

                                                          $2.88


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
     For the Nine Months Ended September 30, 1994
     (Thousands except per share data)
     (Unaudited)

                                                                       MBI, Hawkeye
                                                                        Pro Forma
                                                                        Combined
                                                   MBI(1)    Hawkeye   Consolidated
                                                   ---       -------   ------------
     Interest Income.........................    $730,270    $90,495       $820,765
     Interest Expense........................     284,939     37,414       $322,353
                                                 --------    -------       --------

       Net Interest Income...................     445,331     53,081        498,412
     Provision for Possible Loan Losses......      26,374         48         26,422
                                                 --------    -------       --------

       Net Interest Income after Provision
        for Possible Loan Losses ............     418,957     53,033        471,990
     Other Income:
       Trust.................................      46,560      3,804         50,364
       Service charges.......................      52,089      5,918         58,007
       Credit card fees......................      18,087      1,272         19,359
       Securities gains .....................       1,718        396          2,114
       Other.................................      40,971      8,702         49,673
                                                 --------    -------       --------

         Total Other Income..................     159,425     20,092        179,517
       Other Expense:
         Salaries and employee benefits......     190,801     22,878        213,679
         Net occupancy and equipment.........      51,837      6,032         57,869
         Other...............................     117,502     18,349        135,851
                                                 --------    -------       --------

           Total Other Expense...............     360,140     47,259        407,399
                                                 --------    -------       --------

           Income Before Income Taxes........     218,242     25,866        244,108
     Income Taxes............................      78,033      8,420         86,453
                                                 --------    -------       --------

           Net Income Before
             Change in Accounting
             Principle.......................    $140,209    $17,446       $157,655
                                                 ========    =======       ========










     Per Share Data:
         Average Common Shares Outstanding...  51,900,015                58,987,428
         Net Income Before
           Change in Accounting
           Principle.........................       $2.68                     $2.64








                                                   All Entities
                                                     Pro Forma
                                                     Combined
              Sterling   Security Bank    Metro    Consolidated
              --------   -------------    -----    ------------
                $8,289          $4,765   $4,149        $837,968
                 3,257           2,564    2,188         330,362
                ------          ------   ------        --------

                 5,032           2,201    1,961         507,606
                    66              45      (17)         26,516
                ------           -----    -----        --------


                 4,966           2,156    1,978         481,090

                   124               0        0          50,488
                   289              89        0          58,385
                     0               0        0          19,359
                   (44)              0        0           2,070
                   300             301      240          50,514
                ------            ----     ----        --------

                   669             390      240         180,816

                 1,766             585      756         216,786
                   491             191      133          58,684
                 1,650             689      524         138,714
                ------            ----     ----        --------

                 3,907           1,465    1,413         414,184
                ------           -----    -----        --------

                 1,728           1,081      805         247,722
                   441             397      295          87,586
                ------           -----     ----        --------







                $1,287            $684     $510        $160,136
                ======            ====     ====        ========


                                                     59,926,398


                                                          $2.64


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
     For the Year Ended December 31, 1994
     (Thousands except per share data)
     (Unaudited)

                                                                       MBI, Hawkeye
                                                                        Pro Forma
                                                                        Combined
                                                   MBI(1)    Hawkeye   Consolidated
                                                   ---       -------   ------------
     Interest Income.........................    $994,896   $123,173     $1,118,069
     Interest Expense........................     399,349     51,601        450,950
                                                 --------   --------     ----------

       Net Interest Income...................     595,547     71,572        667,119
     Provision for Possible Loan Losses......      43,201         64         43,265
                                                 --------    -------       --------

       Net Interest Income after Provision
        for Possible Loan Losses.............     552,346     71,508        623,854
     Other Income:
       Trust.................................      60,769      5,119         65,888
       Service charges.......................      68,783      8,024         76,807
       Credit card fees......................      24,895      1,693         26,588
       Securities gains......................       2,177        402          2,579
       Other.................................      53,134     11,565         64,699
                                                 --------    -------       --------

         Total Other Income..................     209,758     26,803        236,561
       Other Expense:
         Salaries and employee benefits......     258,546     30,229        288,775
         Net occupancy and equipment.........      69,784      8,101         77,885
         Other...............................     163,740     24,776        188,516
                                                 --------    -------       --------

           Total Other Expense...............     492,070     63,106        555,176
                                                 --------    -------       --------

           Income Before Income Taxes........     270,034     35,205        305,239
     Income Taxes............................     101,705     11,460        113,165
                                                 --------    -------       --------
           Net Income Before
            Change in Accounting
            Principle........................    $168,329    $23,745       $192,074
                                                 ========    =======       ========











     Per Share Data:
         Average Common Shares Outstanding...  51,957,002                59,044,415
         Net Income Before Change
          in Accounting Principle............       $3.22                     $3.21








                                                   All Entities
                                                     Pro Forma
                                                     Combined
              Sterling   Security Bank    Metro    Consolidated
              --------   -------------    -----    ------------
               $11,236          $6,257   $5,680      $1,141,242
                 4,471           3,487    3,046         461,954
               -------          ------   ------      ----------

                 6,765           2,770    2,634         679,288
                    66              60       10          43,401
                ------           -----    -----        --------


                 6,699           2,710    2,624         635,887

                   168               0        0          66,056
                   386             195        0          77,388
                     0               0        0          26,588
                   (43)              0        0           2,536
                   368             211      471          65,749
                ------            ----     ----        --------

                   879             406      471         238,317

                 2,380             727      953         292,835
                   583             236      157          78,861
                 2,170             750      728         192,164
                ------            ----     ----        --------

                 5,133           1,713    1,838         563,860
                ------           -----    -----        --------

                 2,445           1,403    1,257         310,344
                   591             551      474         114,781
                ------           -----    -----        --------







                $1,854            $852     $783        $195,563
                ======            ====     ====        ========


                                                     59,983,385

                                                          $3.22


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
     For the Year Ended December 31, 1993
     (Thousands except per share data)
     (Unaudited)

                                                                       MBI, Hawkeye
                                                                        Pro Forma
                                                                        Combined
                                                   MBI(1)    Hawkeye   Consolidated
                                                   ---       -------   ------------
     Interest Income.........................    $971,482   $123,129     $1,094,611
     Interest Expense........................     390,911     53,662        444,573
                                                 --------   --------     ----------

       Net Interest Income...................     580,571     69,467        650,038
     Provision for Possible Loan Losses......      63,513        789         64,302
                                                 --------    -------       --------

       Net Interest Income after Provision
        for Possible Loan Losses.............     517,058     68,678        585,736
     Other Income:
       Trust.................................      61,996      4,786         66,782
       Service charges.......................      67,144      7,317         74,461
       Credit card fees......................      24,312      1,377         25,689
       Securities gains......................       5,121        179          5,300
       Other.................................      61,130     12,227         73,357
                                                  -------    -------       --------

         Total Other Income..................     219,703     25,886        245,589
     Other Expense:
         Salaries and employee benefits......     245,469     30,080        275,549
         Net occupancy and equipment.........      70,911      7,763         78,674
         Other...............................     191,663     24,296        215,959
                                                 --------    -------       --------

           Total Other Expense...............     508,043     62,139        570,182
                                                 --------    -------       --------

           Income Before Income Taxes........     228,718     32,425        261,143
     Income Taxes............................      85,467     10,607         96,074
                                                 --------    -------       --------

           Net Income Before Change in
            Accounting Principle.............    $143,251    $21,818       $165,069
                                                 ========    =======       ========










     Per Share Data:
         Average Common Shares Outstanding...  50,965,103                58,052,516
         Net Income Before Change in Accounting
           Principle.........................       $2.79                     $2.80








                                                   All Entities
                                                     Pro Forma
                                                     Combined
              Sterling   Security Bank    Metro    Consolidated
              --------   -------------    -----    ------------
               $11,261          $5,849   $6,306      $1,118,027
                 4,568           3,309    3,561         456,011
               -------          ------   ------      ----------

                 6,693           2,540    2,745         662,016
                   258              60      129          64,749
                ------           -----    -----        --------


                 6,435           2,480    2,616         597,267

                   147               0        0          66,929
                   363             112        0          74,936
                     0               0        0          25,689
                    11               0        9           5,320
                   344             173      366          74,240
                ------            ----     ----        --------

                   865             285      375         247,114

                 2,678             559      858         279,644
                   929             186      153          79,942
                 2,050             614      714         219,337
                ------            ----     ----        --------

                 5,657           1,359    1,725         578,923
                ------           -----    -----        --------

                 1,643           1,406    1,266         265,458
                   366             517      477          97,434
                ------           -----    -----        --------







                $1,277            $889     $789        $168,024
                ======            ====     ====        ========


                                                     58,991,486

                                                          $2.80


     See notes to pro forma combined consolidated financial statements.
     /TABLE

     MERCANTILE BANCORPORATION INC.
     PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
     For the Year Ended December 31, 1992
     (Thousands except per share data)
     (Unaudited)

                                                                       MBI, Hawkeye
                                                                        Pro Forma
                                                                        Combined
                                                   MBI(1)    Hawkeye   Consolidated
                                                   ---       -------   ------------
     Interest Income.........................  $1,040,492   $128,261     $1,168,753
     Interest Expense........................     501,802     64,389        566,191
                                               ----------   --------     ----------

       Net Interest Income...................     538,690     63,872        602,562
     Provision for Possible Loan Losses......      79,787      1,677         81,464
                                                 --------    -------       --------

       Net Interest Income after Provision
        for Possible Loan Losses.............     458,903     62,195        521,098
     Other Income:
       Trust.................................      58,835      4,174         63,009
       Service charges.......................      64,813      6,482         71,295
       Credit card fees......................      21,745        547         22,292
       Securities gains......................       5,590        617          6,207
       Other.................................      55,091     10,671         65,762
                                                 --------    -------       --------

         Total Other Income..................     206,074     22,491        228,565
     Other Expense:
         Salaries and employee benefits......     224,948     27,887        252,835
         Net occupancy and equipment.........      64,466      6,893         71,359
         Other...............................     196,930     22,960        219,890
                                                 --------    -------       --------

           Total Other Expense...............     486,344     57,740        544,084
                                                 --------    -------       --------

           Income Before Income Taxes........     178,633     26,946        205,579
     Income Taxes............................      60,990      8,609         69,599
                                                 --------    -------       --------

           Net Income Before Change in
           Accounting Principle..............    $117,643    $18,337       $135,980
                                                 ========    =======       ========











     Per Share Data:
         Average Common Shares Outstanding...  47,972,446                55,059,859
         Net Income Before Change in
           Accounting Principle..............       $2.43                     $2.42








                                                   All Entities
                                                     Pro Forma
                                                     Combined
              Sterling   Security Bank    Metro    Consolidated
              --------   -------------    -----    ------------
               $12,541          $6,142   $7,293      $1,194,729
                 6,026           3,874    4,753         580,844
               -------          ------   ------      ----------

                 6,515           2,268    2,540         613,885
                   375              60      202          82,101
                ------           -----    -----        --------


                 6,140           2,208    2,338         531,784

                   129               0        0          63,138
                   469              97        0          71,861
                     0               0        0          22,292
                    24               4      (29)          6,206
                   251              72      486          66,571
                ------            ----     ----        --------

                   873             173      457         230,068

                 2,402             438      816         256,491
                   566             103      171          72,199
                 2,037             525      733         223,185
                 -----            ----     ----        --------

                 5,005           1,066    1,720         551,875
                 -----           -----    -----        --------

                 2,008           1,315    1,075         209,977
                   457             459      445          70,960
                ------           -----    -----        --------







                $1,551            $856     $630        $139,017
                ======            ====     ====        ========


                                                     55,998,829

                                                          $2.44


     See notes to pro forma combined consolidated financial statements.
     /TABLE

                          MERCANTILE BANCORPORATION INC.
                           NOTES TO PRO FORMA COMBINED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


         (1) Represents MBI restated historical consolidated financial statements reflecting the acquisition of UNSL Financial Corp. effective January 3, 1995 and the acquisitions of Central Mortgage Bancshares, Inc. and TCBankshares, Inc. effective May 1, 1995, each of which was accounted for as a pooling-of-interest.

         (2) The acquisitions of Security Bank, Sterling, Metro and Hawkeye will be accounted for as of pooling-of-interests.

         (3) In conjunction with all of the proposed acquisitions, MBI may repurchase up to 891,390 shares of its own common stock in the open market.

         (4)    Acquisition of Security Bank with 322,000 shares of MBI
                Common Stock.

         (5)    Elimination of MBI's investment in Security Bank.

         (6)    Acquisition of Sterling with 521,424 shares of MBI
                Common Stock.

         (7)    Elimination of MBI's investment in Sterling.

         (8) Acquisition of Hawkeye with 7,874,903 shares of MBI common stock, based on the exchange ratio of .585 shares of MBI Common Stock per share of Hawkeye Common Stock.

         (9)    Elimination of MBI's investment in Hawkeye.

         (10) Acquisition of Metro with 199,446 shares of MBI Common Stock, based on the exchange ratio of 1.0286 shares of MBI Common Stock per share of Metro common stock.

         (11)   Elimination of MBI's investment in Metro.

         (12) Upon consummation of the Merger, MBI expects to record certain adjustments related to the proposed Merger and to conform Hawkeye's accounting and credit policies regarding loan and other asset valuations to those of MBI. The pre-tax adjustments are expected to total $30-35 million and would include an increase in the provision for loan losses to conform Hawkeye's credit evaluation policies to those of Mercantile and an increase in other expense to largely accrue for the change of control agreements, contract cancellation penalties and professional fees.
















                         INFORMATION REGARDING MBI STOCK

         DESCRIPTION OF MBI COMMON STOCK AND ATTACHED PREFERRED SHARE PURCHASE RIGHTS

                   GENERAL. MBI has authorized 5,000,000 shares of Preferred Stock, and 100,000,000 shares of MBI Common Stock. At the Record Date, MBI had 5,306 shares of Series B-1 Preferred Stock and 9,500 shares of Series B-2 Preferred Stock
         issued and outstanding and            shares of MBI Common
         Stock issued and outstanding. Under Missouri law, MBI's Board of Directors may generally approve the issuance of authorized shares of Preferred Stock and MBI Common Stock without stockholder approval.

                   MBI's Board of Directors is also authorized to fix the number of shares and determine the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock. MBI's Board of Directors has designated and reserved Series A Junior Participating Preferred Stock pursuant to MBI's Preferred Share Purchase Rights Plan described below.

                   The existence of a substantial number of unissued and unreserved shares of MBI Common Stock and undesignated shares of Preferred Stock may enable the MBI Board of Directors to issue shares to such persons and in such manner as may be deemed to have an antitakeover effect.

                   DIVIDENDS. The holders of the MBI Common Stock are entitled to share ratably in dividends when, as and if declared by the MBI Board of Directors from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of Preferred Stock ranking superior as to dividends to the MBI Common Stock.

                   The Board of Directors of MBI intends to maintain its present policy of paying quarterly cash dividends on the MBI Common Stock, when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Board of Directors may deem relevant. The payment of dividends to MBI by subsidiary banks is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."








                   VOTING RIGHTS. Each holder of MBI Common Stock has one vote for each share held on matters presented for consideration by the stockholders, except that, in the election of directors, such stockholders presently have cumulative voting rights which entitle each such stockholder to the number of votes which equals the number of shares held by the stockholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

                   PREEMPTIVE RIGHTS. The holders of MBI Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of MBI.

                   LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding-up of MBI, whether voluntary or involuntary, the holders of MBI Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its stockholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding
         Preferred Stock.

                   ASSESSMENT AND REDEMPTION. Shares of MBI Common Stock issuable in the Merger will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

                   PREFERRED SHARE PURCHASE RIGHTS PLAN. One Right is attached to each share of MBI Common Stock. The Rights trade automatically with shares of MBI Common Stock, and become exercisable and will trade separately from the MBI Common Stock on the 10th day after public announcement, or notice to MBI, that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of MBI Common Stock, or upon commencement or announcement, or notice to MBI, of intent to make a tender offer for 20% or more of the outstanding shares of MBI Common Stock, in either case without prior written consent of a majority of the Board of Directors. When exercisable, each Right will entitle the holder to buy 1/100 of a share of Series A Junior Participating Preferred Stock at an exercise price of $100 per Right. In the event a person or group acquires beneficial ownership of 20% or more of MBI Common Stock, holders of Rights (other than the acquiring person or group) may purchase MBI Common Stock having a market value of twice the then current exercise price of each Right. If MBI is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The









         Rights are designed to protect the interests of MBI and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with MBI's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by MBI's Board of Directors in certain circumstances, expire by their terms on June 3, 1998.

                   CLASSIFICATION OF BOARD OF DIRECTORS. The Board of Directors of MBI is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of MBI will be elected at each annual meeting of the stockholders. While this provision promotes stability and continuity of the Board of Directors, classification of the Board of Directors may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of stockholders by a person who obtains a controlling interest in the MBI Common Stock and thereby could impede a change in control of MBI. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

                   OTHER MATTERS.  MBI's Restated Articles of
         Incorporation and By-Laws also contain provisions which: (i) require the affirmative vote of holders of at least 75% of the voting power of all of the outstanding shares of MBI entitled to vote in the election of directors to remove a director or directors without cause; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all shares of the outstanding capital stock of MBI to approve certain "business combinations" with "interested parties" unless at least two-thirds of the Board of Directors first approve such business combinations; and (iii) require an affirmative vote of at least 75% of the voting power of all shares of the outstanding capital stock of MBI for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the Board of Directors first approve such an amendment, alteration, change or repeal. MBI's Restated Articles of Incorporation also requires the Board of Directors, in considering any business combination, to give due consideration to all factors that the Board of Directors may consider relevant, including the effects of the proposed transaction on the depositors and customers of MBI and its subsidiaries, on their communities and geographic areas and on any of their businesses and properties; and the adequacy of the consideration offered in the proposed transaction in relation to the current market price of MBI's








         outstanding securities and to the value of MBI in a freely negotiated transaction and the Board's estimate of the future value of MBI. Such provisions may be deemed to have an antitakeover effect.

         RESTRICTIONS ON RESALE OF MBI CAPITAL STOCK BY AFFILIATES; AFFILIATE AGREEMENTS

                   MBI COMMON STOCK. Under Rule 145 of the Securities Act, all Supporting Stockholders, by virtue of being "affiliates" of Hawkeye, will be limited in their right to resell the stock so received in the Merger. Supporting Stockholders who desire to resell the MBI Common Stock so received must sell such stock either pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption. In addition, Supporting Stockholders who become "affiliates" of MBI following the Merger will be limited in their right to resell the MBI Common Stock received in the Merger.

                   Rule 145(d) provides that persons deemed to be affiliates of a company such as MBI solely by virtue of having been affiliates of a company such as Hawkeye prior to a transaction such as the Merger may resell their stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such stock is sold within the first two years after the receipt thereof. After two years if such person is not an affiliate of MBI and if MBI is current with respect to its required public filings, a former affiliate of Hawkeye may freely resell the stock received in the Merger without limitation. After three years from the issuance of the stock, if such person is not an affiliate of MBI at the time of sale and for at least three months prior to such sale, such person may freely resell such stock, without limitation, regardless of the status of MBI's required public filings.

                   The shares of MBI Common Stock to be received by affiliates of Hawkeye in the Merger will be legended as to the restrictions imposed upon resale of such stock.

         COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF MBI AND HAWKEYE

                   MBI is incorporated under the laws of the State of Missouri. Hawkeye is organized under the laws of the State of Iowa. The rights of MBI's stockholders are governed by MBI's Restated Articles of Incorporation and By-Laws and The General and Business Corporation Law of the State of Missouri (the "Missouri Act"). The rights of Hawkeye's shareholders are governed by Hawkeye's Restated Articles of Incorporation and By-Laws and by the Iowa Act. The rights of Hawkeye shareholders








         who receive shares of MBI Common Stock in the Merger will thereafter be governed by MBI's Restated Articles of Incorporation and By-Laws and by the Missouri Act. The material rights of such shareholders, and, where applicable, material differences between the rights of MBI stockholders and Hawkeye shareholders, are summarized below.

                   PREFERRED SHARE PURCHASE RIGHTS PLAN. As described above under "-- Description of MBI Common Stock and Attached Preferred Share Purchase Rights," MBI Common Stock has attached Rights, which may deter certain takeover proposals. Hawkeye does not have a rights plan.

                   SUPERMAJORITY PROVISIONS. MBI's Restated Articles of Incorporation and MBI's By-Laws contain provisions requiring a supermajority vote of the stockholders of MBI to approve certain proposals. Under both MBI's Restated Articles and By-Laws, removal by the stockholders of the entire Board of Directors or any individual director from office without cause requires the affirmative vote of not less than 75% of the total votes entitled to be voted at a meeting of stockholders called for the election of directors. Amendment by the stockholders of MBI's Restated Articles or By-Laws relating to (i) the number or qualification of directors; (ii) the classification of the Board of Directors; (iii) the filling of vacancies on the Board of Directors; or (iv) the removal of directors, requires the affirmative vote of not less than 75% of the total votes of MBI's then outstanding capital stock entitled to vote, voting together as a single class, unless such amendment has previously been expressly approved by at least 66-2/3% of the Board of Directors. The MBI Restated Articles of Incorporation also provides that, in addition to any stockholder vote required under Missouri law, the affirmative vote of the holders of not less than 75% of the total votes to which all of the then outstanding shares of capital stock of MBI are entitled, voting together as a single class (the "Voting Stock"), shall be required for the approval of any Business Combination. A "Business Combination" is defined generally to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, issuances of securities, liquidations or dissolutions of MBI, reclassifications of securities or recapitalizations of MBI, involving MBI on the one hand, and an Interested Shareholder or an affiliate of an Interested Shareholder on the other hand.
         An "Interested Shareholder" is defined generally to include any person, firm, corporation or other entity which is the beneficial owner of 5% or more of the voting power of the outstanding Voting Stock. If, however, at least 66-2/3% of the Board of Directors of MBI approve the Business Combination, such Business Combination shall require only the vote of stockholders as provided by Missouri law or









         otherwise. The amendment of the provisions of MBI's Restated Articles relating to the approval of Business Combinations requires the affirmative vote of the holders of at least 75% of the Voting Stock unless such amendment has previously been approved by at least 66-2/3% of the Board of Directors.

                   Hawkeye's Articles of Incorporation and By-Laws do not require supermajority approval by shareholders of any corporate actions.

                   VOTING FOR DIRECTORS. MBI's By-Laws provide for cumulative voting in the election of directors. Cumulative voting entitles each stockholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each stockholder may cast all such votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Hawkeye's Articles and By-Laws likewise provide for cumulative voting in the election of directors.

                   CLASSIFIED BOARD. As described under "-- Description of MBI Common Stock and Attached Preferred Share Purchase Rights -- Classification of Board of Directors," the Board of Directors of MBI is divided into three classes of directors, with each class being elected to a staggered three-year term. By reducing the number of directors to be elected in any given year, the existence of a classified Board of Directors diminishes the benefits of the cumulative voting rights of minority stockholders. Hawkeye's Board of Directors is likewise divided into three classes of directors, with each class being elected to a staggered three-year term.

                   DISSENTERS' RIGHTS. Under the Missouri Act, a stockholder of any corporation which is party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the fair value of such shares. Under the Iowa Act, shareholders of Hawkeye are entitled to dissenters' rights upon the consolidation or merger of Hawkeye or the sale of all or substantially all of Hawkeye's property which are similar but not identical to those under the Missouri Act. Specifically, the procedures and the filing deadlines applicable to dissenters' rights under the Missouri Act are somewhat different than those applicable in dissenters' rights proceedings under the Iowa Act.

                   ANTITAKEOVER STATUTES. The Missouri Act contains certain provisions applicable to Missouri corporations such as MBI which may be deemed to have an antitakeover effect. Such









         provisions include Missouri's Business Combination Statute and the Control Share Acquisition Statute.

                   The Missouri Business Combination Statute protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. Specifically, the statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases exchanges, mortgages, pledges, transfers and similar dispositions of corporate assets or stock and certain reclassifications, recapitalizations, liquidations or dissolutions. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

                   During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the board of directors of the corporation on or prior to the date of the transaction on which the Interested Shareholder became "interested." Furthermore, no Business Combinations may occur unless (i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

                   The Missouri Act exempts from its provisions (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act, unless the articles provide otherwise; (ii) corporations which adopt, as provided in the statute, provisions in their articles of incorporation or by-laws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a stockholder inadvertently becomes an Interested Shareholder. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Missouri Business Combination Statute.

                   The Missouri Act also contains a "Control Share Acquisition Statute" which provides that an "Acquiring Person" who after any acquisition of shares of a publicly traded corporation has the voting power, when added to all shares of the







         same corporation previously owned or controlled by the Acquiring Person, to exercise or direct the exercise of: (i) 20% but less than 33-1/3%, (ii) 33-1/3% or more but less than a majority or (iii) a majority or more, of the voting power of outstanding stock of such corporation must obtain stockholder approval for the purchase of the "Control Shares." If approval is not given, the Acquiring Person's Control Shares lose the right to vote. The statute prohibits an Acquiring Person from voting its Control Shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both: (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." Interested Shares are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation elected or appointed by the directors of the corporation. Stockholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

                   A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the Missouri Act, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or by-laws expressly electing not to be covered by the statute. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Control Share Acquisition Statute.

                   The Iowa Act does not include similar anti-takeover statutes.

                   SHAREHOLDER'S RIGHT TO INSPECT. Under the Iowa Act, any shareholder may inspect the corporation's stock ledger, shareholder list and other books and records if the shareholder's demand for inspection is made in good faith and for a proper purpose. The Iowa Act specifically provides that a shareholder may appoint an agent for the purpose of examining









         the books and records of the corporation. The right of stockholders to inspect under the Missouri Act is generally similar to that of shareholders under the Iowa Act. However, in comparison with the Iowa Act, in a given situation a Missouri stockholder may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation.

                   SIZE OF BOARD OF DIRECTORS. As permitted under the Missouri Act, the number of directors on the Board of Directors of MBI is set forth in MBI's By-Laws, which provide that the number of directors may be fixed from time to time at not less than 12 nor more than 24 by an amendment of the By-Laws or by a resolution of the Board of Directors, in either case, adopted by the vote or consent of at least 66-2/3% of the number of directors then authorized under the By-Laws. MBI's By-Laws provide for 19 directors on the Board of Directors of MBI. MBI's Board currently has 16 directors. Similar to the Missouri Act, the Iowa Act provides that a corporation may fix the number of directors in its articles of incorporation or by-laws. Hawkeye's Articles of Incorporation provide for a classified board with three classes of directors serving three-year terms. Hawkeye's By-Laws provide for 17 directors on the Board of Directors of Hawkeye. Hawkeye's By-Laws, including the provision establishing the number of members of Hawkeye's Board of Directors, may be amended by the vote of the holders of a majority of the Hawkeye Common Stock or by the vote of a majority of the members of the Hawkeye Board of Directors. Hawkeye's Board currently has 14 directors.



                            SUPERVISION AND REGULATION

         GENERAL

                   As a bank holding company, MBI is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

         As a savings and loan holding company, MBI is also subject to regulatory oversight by the Office of Thrift Supervision (the "OTS"). As such, MBI is required to register









         and file reports with the OTS and is subject to regulation by the OTS. In addition, the OTS has enforcement authority over MBI which permits the OTS to restrict or prohibit activities that are determined to be a serious risk to its subsidiary savings association.

                   MBI and its subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The earnings of MBI's subsidiaries, and therefore the earnings of MBI, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the OTS, the Federal Deposit Insurance Corporation (the "FDIC"), the Comptroller of the Currency (the "Comptroller") and the state banking regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of MBI and its subsidiaries.

         CERTAIN TRANSACTIONS WITH AFFILIATES

                   There are various legal restrictions on the extent to which a bank holding company such as MBI and its nonbank subsidiaries can engage in certain transactions, including borrowing or otherwise obtaining credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such bank's capital stock and surplus. See "-- Recent Legislation."

         PAYMENT OF DIVIDENDS

                   MBI is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of MBI's revenues is dividends from its national and state banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate banks can pay to MBI without regulatory approval. The approval of the appropriate bank regulator is generally required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory authorities, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank generally may not pay a dividend in an amount









         greater than its net profits then on hand. The payment of dividends by any affiliate bank may also be affected by other factors, such as the maintenance of adequate capital for such affiliate bank.

         CAPITAL ADEQUACY

                   The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar but not identical to the standards for bank holding companies.

                   In general, the risk-related standards require banks and bank holding companies to maintain capital based on "risk adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

                   The standards classify total capital for this risk-based measure into two tiers referred to as Tier 1 and Tier 2. Tier 1 capital consists of common stockholders' equity, certain noncumulative and cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries; Tier 2 capital consists of the allowance for loan and lease losses (within certain limits), perpetual preferred stock not included in Tier 1, hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. By December 31, 1992, bank holding companies were required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets, and a minimum ratio of 4% of qualifying Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited in amount to 100% of Tier 1 capital in testing compliance with the total risk-based capital minimum standards. See "-- Recent Legislation."

                   In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to adjusted average total assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus 100 to 200 basis points.








         The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it may consider other indicia of capital strength in evaluating proposals for expansion or new activities.

         SUPPORT OF SUBSIDIARY BANKS

                   Under Federal Reserve Board policy, MBI is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of the subsidiaries in circumstances where it might not choose to do so absent such a policy. In addition, any capital loans by MBI to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary. This support may be required at times when MBI may not find itself able to provide it.

                   Consistent with this policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

         RECENT LEGISLATION

                   The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a "cross-guarantee" provision which could result in insured depository institutions owned by MBI being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by MBI. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

                   The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws, some of which have delayed effective dates or require implementing regulations. FDICIA instituted certain changes to the supervisory process, including provisions that









         mandate certain regulatory agency actions against undercapitalized institutions within specified time limits, and contain various provisions that may affect the operations of banks and savings institutions.

                   The prompt corrective action provisions of FDICIA require the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.
         An institution that fails to meet the minimum level for any relevant capital measure (an "undercapitalized institution") shall be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days after the institution becomes undercapitalized; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company (under which the holding company would be liable up to the lesser of 5% of the institution's total assets at the time the institution became undercapitalized or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan) that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters.

                   The bank regulatory agencies have discretionary authority to reclassify a well capitalized institution as adequately capitalized or to impose on an adequately capitalized institution requirements or actions specified for undercapitalized institutions if the agency determines after notice and an opportunity for hearing that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice, which can consist of the receipt of an unsatisfactory examination rating if the deficiencies cited are not corrected. A significantly undercapitalized institution, as well as any undercapitalized institution that did not submit or implement an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on








          interest rates paid on deposits, restrictions on asset growth and other activities, possible replacement of directors and officers, and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and a critically undercapitalized institution is prohibited from making payments of principal or interest on its debt that is subordinated to claims of general creditors. If an institution's ratio of tangible equity to total assets falls below a level established by the appropriate federal banking regulator, which may not be less than 2% of total assets nor more than 65% of the minimum tangible equity level otherwise required (the "critical capital level"), the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made to the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

                   The FDIC, the Comptroller and the Federal Reserve Board have adopted capital-related regulations under FDICIA. Under those regulations, a bank will be deemed well capitalized if it: (a) has a risk-based capital ratio of 10% or greater;
         (b) has a ratio of Tier 1 capital to risk-adjusted assets of 6% or greater; (c) has a ratio of Tier 1 capital to adjusted total assets of 5% or greater; and (d) is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An association will be deemed adequately capitalized if it was not "well-capitalized" and:
         (a) has a risk-based capital ratio of 8% or greater; (b) has a ratio of Tier 1 capital to risk-adjusted assets of 4% or greater; and (c) has a ratio of Tier 1 capital to adjusted total assets of 4% or greater (except that certain associations rated "composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratio of Tier 1 capital to adjusted total assets were 3% or greater).
         An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized." If the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%, the institution









         is deemed to be "significantly undercapitalized." An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the OCC's regulations) to total assets that is equal to or less than 2%.

                   The federal bank regulatory agencies have issued various proposals to amend the risk-based capital guidelines for banks and bank holding companies. Under one proposal, a bank would be required to give explicit consideration to interest rate risk as an element of capital adequacy by maintaining capital to compensate for such risk in an amount measured by such bank's exposure to interest rate risk in excess of a regulatory threshold. Another proposal would revise the treatment given to (i) low-level recourse arrangements to reduce the amount of capital required and (ii) certain direct credit substitutes provided by banking organizations to require that capital be maintained against the value of the assets enhanced or the loans protected. A proposal recently issued by the Federal Reserve Board and expected to be joined in by the other bank regulatory agencies increases the amount of capital required to be carried against certain long-term derivative contracts; in addition, the proposal recognizes the effect of certain bilateral netting arrangements in reducing potential future exposure under these contracts.

                   The FDIC has adopted final regulations under FDICIA governing the receipt of brokered deposits. Under these regulations, a bank cannot accept brokered deposits unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. In addition, banks that accept brokered deposits pursuant to such waivers (as well as banks in conservatorship) may not pay interest on such deposits in excess of 75 basis points over prevailing market rates. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. There are no such restrictions on a bank that is "well capitalized."

                   The FDIC, pursuant to the directive of FDICIA, has adopted a risk-based premium schedule. Each financial institution is assigned to one of the three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups, within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state super-visiors and on the basis of other information relevant to the institution's financial conditions and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

                   The legislation adopted in August 1989 to provide for the resolution of insolvent savings associations also required the FDIC to establish separate deposit insurance funds -- the Bank Insurance Fund ("BIF") for banks and the Savings
         Association Insurance Fund ("SAIF") for savings associations.
         The law also requires the FDIC to set deposit insurance assessments at such levels as will cause BIF and SAIF to reach their "designated reserve ratios" of 1.25 percent of the deposits insured by them within a reasonable period of time.
         Due to low costs of resolving bank insolvencies in the last few years, BIF reached its designated reserve ratio in May, 1995.
         As a result, the FDIC recently lowered deposit insurance assessment









         rates on banks by revising the range to $.04 to $.31 for every $100 of deposits. However, the balance in SAIF is not expected to reach the designated reserve ratio until about the year 2002, as the law provides that a significant portion of the costs of resolving past insolvencies of savings associations must be paid from its source.

                   MBI, which has acquired substantial amounts of SAIF-insured deposits during the years from 1989 to the present, is required to pay deposit insurance premiums on these SAIF-insured deposits. Currently, SAIF-member institutions pay deposit insurance premiums based on a schedule of from $0.23 to $0.31 per $100 of deposits. Bills have recently been proposed by the U.S. Congress to recapitalize the SAIF through a one-time special assessment of approximately 85 basis points on the amount of deposits held by the institution. If such special assessment occurs, it is expected that the deposit premiums paid by the SAIF-member institutions would be reduced to approximately $.04 for every $100 of deposits and would have the effect of immediately reducing the capital of SAIF-member institutions by the amount of the fee (provided SAIF-member institutions are not permitted to amortize the expense of the one-time fee over a period of years). MBI cannot predict whether the special assessment proposal will be enacted, or, if enacted, the amount of any one-time fee or whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums. If the one-time assessment is not enacted, it is presently expected that the SAIF will not be recapitalized until 2002 and the disparity between SAIF and BIF deposit premiums will continue. MBI does not expect that either such additional deposit insurance costs or the proposed one-time assessment will have a significant, adverse effect on its earnings.

                   Proposals recently have been introduced in the U.S. Congress that, if adopted, would overhaul the savings association industry. The most significant of these proposals would recapitalize the SAIF through a one-time special assessment, spread the FICO Bond obligation across the BIF and SAIF, merge the Comptroller and the OTS, abolish the federal savings association charter, require federal thrifts to convert to commercial banks and merge the SAIF and the BIF. MBI cannot predict whether these or any other legislative proposals will be enacted, or, if enacted, the final form of the law.

                   FDICIA also made extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full-scope examinations by each bank's primary federal regulator. It also imposed new responsibilities on management, the independent audit committee and outside








         accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance sheet liabilities and assets.

                   Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution, such as Hawkeye's and MBI's insured bank subsidiaries, in the "liquidation or other resolution" of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to stockholders of such an institution in their capacity as such.

                   In September 1994, legislation was enacted that is expected to have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 facilitates the interstate expansion and consolidation of banking organizations (i) by permitting bank holding companies that are adequately capitalized and managed, one year after enactment of the legislation, to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state,
         (ii) by permitting the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) by permitting banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) by permitting foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) by permitting, beginning September 29, 1995, banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of this legislation will be to permit MBI to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Missouri. Overall, this legislation is likely to have the effects of increasing competition and promoting geographic diversification in the banking industry.








                                  LEGAL MATTERS

                   The validity of the MBI Common Stock to be issued in the Merger will be passed upon by Jon W. Bilstrom, General Counsel and Secretary of MBI, who, as of the Record Date, beneficially owned [30,216] shares of MBI Common Stock and held options to acquire [51,749] additional shares of MBI Common Stock.


                                     EXPERTS

                   The consolidated financial statements of MBI as of December 31, 1994, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in the 1994 MBI Form 10-K, and the supplemental consolidated financial statements of MBI as of December 31, 1994, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1994, contained in MBI's Current Report on Form 8-K dated May 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                   The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference from the 1994 Hawkeye Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by this reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  OTHER MATTERS

                   The Board of Directors of Hawkeye, at the date hereof, is not aware of any business to be presented at the Special Meeting other than that referred to in the Notice of Special Meeting and discussed herein. If any other matter should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Hawkeye.


                              STOCKHOLDER PROPOSALS

                   If the Merger is consummated, shareholders of Hawkeye will become stockholders of MBI at the Effective Time. MBI









         stockholders may submit to MBI proposals for formal consideration at the 1996 annual meeting of MBI's stockholders and inclusion in MBI's proxy statement and proxy for such meeting. All such proposals must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524 by November 25, 1995 in order to be considered for inclusion in MBI's Proxy Statement and proxy for the 1996 annual meeting.




























                                                                 ANNEX A





                     DISSENTERS' RIGHTS PROVISIONS UNDER THE
                          IOWA BUSINESS CORPORATION ACT


                   Set forth below is the text of the statutory dissenters' rights provisions under Division XIII of the Iowa Business Corporation Act.


                                  DIVISION XIII

                                DISSENTERS' RIGHTS

                                      PART A


              490.1301  DEFINITIONS FOR DIVISION XIII.--In this
         division:

              1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

              2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

              3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

              4. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

              5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

              6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.








              7. "Shareholder" means the record shareholder or the beneficial shareholder.

              490.1302  SHAREHOLDERS' RIGHT TO DISSENT.--1.  A
         shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

              a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

              (1)  Shareholder approval is required for the merger by
         section 490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

              (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

              b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

              c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

              d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

              (1) Alters or abolishes a preferential right of the shares.

              (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

              (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

              (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.









              (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

              (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

              e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

              2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

              490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights.
         The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

              2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

              a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

              b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

                                      PART B

              490.1320 NOTICE OF DISSENTERS' RIGHTS.--1. If proposed corporate action creating dissenters' rights under section









         490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

              2.  If corporate action creating dissenters' rights under
         section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

              490.1321 NOTICE OF INTENT TO DEMAND PAYMENT.--1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

              a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

              b. Not vote the dissenting shareholder's shares in favor of the proposed action.

              2. A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder's shares under this part.

              490.1322 DISSENTERS' NOTICE--1. If proposed corporate action creating dissenters' rights under section 490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

              2. The dissenters' notice must be sent no later than ten days after the PROPOSED corporate action is AUTHORIZED AT A SHAREHOLDERS' MEETING, OR, IF THE CORPORATE ACTION IS TAKEN WITHOUT A VOTE OF THE SHAREHOLDERS, NO LATER THAN TEN DAYS AFTER THE CORPORATE ACTION IS TAKEN, and must do all of the following:

              a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

              b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.









              c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

              d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the DISSENTERS' notice is delivered.

              e.  Be accompanied by a copy of this division.

              490.1323 DUTY TO DEMAND PAYMENT.--1. A shareholder sent a dissenter's notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c", and deposit the shareholder's certificates in accordance with the terms of the notice.

              2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

              3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

              490.1324 SHARE RESTRICTIONS.--1. The corporation may restrict the transfer or uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

              2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

              490.1325 PAYMENT.--1. Except as provided in section 490.1327, AT THE TIME the proposed corporate action is taken, or upon receipt of a payment demand, WHICHEVER OCCURS LATER, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.









              2. The payment must be accompanied by all of the following:

              a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

              b. A statement of the corporation's estimate of the fair value of the shares.

              c.  An explanation of how the interest was calculated.

              d. A statement of the dissenter's right to demand payment under section 490.1328.

              e.  A copy of this division.

              490.1326 FAILURE TO TAKE ACTION.--1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

              2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 AS IF THE CORPORATE ACTION WAS TAKEN WITHOUT A VOTE OF THE SHAREHOLDERS and repeat the payment demand procedure.

              490.1327 AFTER-ACQUIRED SHARES.--1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

              2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.









              490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under
         section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

              a.  The dissenter believes that the amount paid under
         section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

              b.  The corporation fails to make payment under section
         490.1325 within sixty days after the date set for demanding payment.

              c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

              2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                      PART C

              490.1330 COURT ACTION.--1.  If a demand for payment under
         section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

              2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.









              3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

              4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

              5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

              a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

              b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

              490.1331 COURT COSTS AND COUNSEL FEES.--1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

              2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

              a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

              b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted








         arbitrarily, vexatiously, or not it good faith with respect to the rights provided by this chapter.

              3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.













































                                                            ANNEX B



                              FORM OF OPINION OF DLJ





                                            __________, 1995





         Board of Directors
         Hawkeye Bancorporation
         222 Equitable Building
         604 Locust Street
         Des Moines, Iowa  50309-3723

         Members of the Board:

                   You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, without par value (the "Hawkeye Common Stock"), of Hawkeye Bancorporation ("Hawkeye") of the exchange ratio for the exchange of common shares in the merger (the "Merger") of Hawkeye with and into Mercantile Bancorporation Inc. of Iowa, a wholly-owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), pursuant to the Agreement and Plan of Reorganization, dated August 4, 1995, between Hawkeye and MBI (the "Merger Agreement").

                   Pursuant to the Merger Agreement, in the Merger each share of Hawkeye Common Stock shall be converted into the right to receive .585 of a share of common stock, par value $5.00 per share, of MBI ("MBI Common Stock") (the "Exchange Ratio"). We understand that the Merger is conditioned upon, among other things, receipt of opinions to the effect that the Merger will qualify for treatment as a tax-free reorganization and as a pooling of interests for accounting purposes. In connection with the Merger, the parties have also entered into an agreement (the "Stock Option Agreement") pursuant to which Hawkeye has irrevocably granted MBI an option to purchase 2,678,000 shares of Hawkeye Common Stock (subject to adjustment in certain circumstances but in no event to exceed 19.9% of the then outstanding shares of Hawkeye Common Stock), at a price and on





         Board of Directors
         Hawkeye Bancorporation
         ___________, 1995
         Page 2


         the terms and conditions set forth in the Stock Option
         Agreement. The terms of the Merger are more fully set forth in the Merger Agreement.

                   For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

                   1. Participated in discussions and negotiations among representatives of Hawkeye and MBI and their respective legal advisors that resulted in the Merger Agreement;

                   2. Reviewed the terms of the Merger Agreement and Stock Option Agreement;

                   3. Reviewed the proxy statement/prospectus dated the date hereof relating to the Merger to be sent to the holders of Hawkeye Common Stock;

                   4. Reviewed certain publicly available financial statements, both audited and unaudited, of Hawkeye and MBI, including those included in their respective Annual Reports on Form 10-K for the five years ended December 31, 1994 and the respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995;

                   5. Reviewed certain financial statements and other financial and operating data concerning Hawkeye and MBI prepared by their respective managements;

                   6. Reviewed certain financial forecasts of Hawkeye prepared by its management and made inquiries of representatives of MBI management as to the expected future financial performance of MBI on a stand-alone basis and giving effect to the Merger;

                   7. Discussed certain aspects of the past and current business operations, financial condition and future prospects of Hawkeye and MBI with certain members of their respective managements;


         Board of Directors
         Hawkeye Bancorporation
         ___________, 1995
         Page 3


                   8. Reviewed reported market prices and historical trading activity of Hawkeye Common Stock and MBI Common Stock;

                   9. Reviewed certain aspects of the financial performance of Hawkeye and MBI and compared such financial performance of Hawkeye and MBI, together with stock market data relating to Hawkeye Common Stock and MBI Common Stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;

                   10. Reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions; and

                   11. Conducted such other studies, analyses, and examinations as we deemed appropriate.

                   We have relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information that has been provided to us by Hawkeye, MBI and their respective representatives and of the publicly available information that was reviewed by us. With your permission, we have also relied upon the managements of both Hawkeye and MBI as to the reasonableness and achievability of the financial and operating forecasts provided to us (and the assumptions and bases therefor). In that regard, we have assumed with your permission that such forecasts, including without limitation projected cost savings and operating synergies resulting from the Merger, reflect the best currently available estimates and judgments of such respective managements and that such forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Hawkeye and MBI. We have not independently verified and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Hawkeye and MBI at June 30, 1995 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Hawkeye or MBI, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Hawkeye or MBI, were



         Board of Directors
         Hawkeye Bancorporation
         ___________, 1995
         Page 4


         not furnished with any such evaluation or appraisal, and did not review any individual credit files. In rendering our opinion, we have been advised by Hawkeye and MBI and have assumed with your permission that there are no other factors that would delay or subject to adverse conditions any necessary regulatory or governmental approval for the Merger, and we have assumed that all conditions to the Merger will be satisfied and not waived.

                   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking business, is regularly engaged, with respect to bank holding companies and other corporations, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. DLJ has performed investment banking services for Hawkeye in the past and has been compensated for such services. In the ordinary course of our business we may actively trade the debt and equity securities of companies, including Hawkeye and MBI, for our own account and for the accounts of customers and may hold a long or short position in such securities at any time.

                   Our opinion is based solely upon the information available to us and the economic, market, and other circumstances as they exist as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

                   We are not expressing any opinion herein as to the prices at which shares of MBI Common Stock issued in the Merger may trade if and when they are issued or at any future time. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Hawkeye Common Stock and does not address Hawkeye's underlying business decision to proceed with the Merger. We have been retained on behalf of Hawkeye's Board of Directors, and our opinion does not constitute a recommendation to any holder of Hawkeye Common Stock as to how such holder should vote with respect to the Merger Agreement at any meeting of holders of Hawkeye Common Stock.


         Board of Directors
         Hawkeye Bancorporation
         ___________, 1995
         Page 5


                   Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to the holders of Hawkeye Common Stock.

                                            Very truly yours,



                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION


                                            By:_________________________
                                                    David D. Olson
                                                   Managing Director







                                 [FORM OF PROXY]

                                     [FRONT]

                              HAWKEYE BANCORPORATION

                THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                              _____________ __, 1995


                   The undersigned hereby appoints Paul D. Dunlap, Robert W. Murray and R. Douglas, and each of them with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of HAWKEYE BANCORPORATION, an Iowa corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at ______________, Des Moines, Iowa, on __________ __, 1995, at ______ a.m. (Central
         Time), and at any adjournment or postponement thereof, as follows:


         [X]  PLEASE MARK YOUR
              VOTES AS IN THIS
              EXAMPLE


         1.   Approval and adoption of the Agreement and   FOR  AGAINST  ABSTAIN
              Plan of Reorganization, dated August 4,      [ ]   [ ]      [ ]
              1995 (the "Merger Agreement"), by and
              between Mercantile Bancorporation Inc., a
              Missouri corporation, and the Company.


         2. OTHER MATTERS: Discretionary authority is hereby granted to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


         =======================================================================

                                         [BACK]

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.







         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
         PROMPTLY, USING THE ENCLOSED ENVELOPE.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/
         Prospectus, each dated _________ __, 1995, furnished herewith.

         Dated:  ______________________, 1995
         Signature: ____________________________________________________
         Signature(s) (if held jointly): _______________________________
         Title or Authority:____________________________________________







         IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.







                                     PART II

                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

         ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Sections 351.355(1) and (2) of The General and
         Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 331.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably, incurred in connection with such action, suit or proceeding. Section
         351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection
         (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or, as provided in Article 12 of the Restated
         Articles of Incorporation of the Registrant, which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.
                   Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to







         its directors and executive officers the indemnification specified in subsections (1) and (2) and may also extend the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

                   Pursuant to directors' and officers' lability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.


         ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                   (a)  EXHIBITS.  See Exhibit Index.

                   (b)  FINANCIAL STATEMENT SCHEDULES.  Not Applicable.

                   (c)  REPORT, OPINION OR APPRAISAL.  Not Applicable.

         ITEM 22.  UNDERTAKINGS

              (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)








         of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

              (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

              (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

              (g)  The undersigned Registrant hereby undertakes:

              1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;









                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.






















                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration
         Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 23, 1995.


                                       MERCANTILE BANCORPORATION INC.


                                       By: /S/ THOMAS H. JACOBSEN
                                       --------------------------------
                                          Thomas H. Jacobsen
                                          Chairman of the Board,
                                          President and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

                   We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John
         H. Beirise, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                    Title                Date

     /s/ Thomas H. Jacobsen       Chairman of the Board,       October 20, 1995
     Thomas H. Jacobsen           President, Chief Executive
     Principal Executive Officer  Officer and Director











             Signature                    Title                Date

     /s/ John Q. Arnold           Senior Executive             October 20, 1995
     John Q. Arnold               Vice President and
     Principal Financial Officer  Chief Financial Officer

     /s/ Michael T. Normile       Senior Vice President --     October 20, 1995
     Michael T. Normile           Finance and Control
     Principal Accounting Officer

     /s/ Richard P. Conerly       Director                     October 20, 1995
     Richard P. Conerly


     /s/ Harry M. Cornell, Jr.    Director                     October 20, 1995
     Harry M. Cornell, Jr.


     /s/ Earl K. Dille            Director                     October 20, 1995
     Earl K. Dille


     /s/ William A. Hall          Director                     October 20, 1995
     William A. Hall


     /s/ Thomas A. Hays           Director                     October 20, 1995
     Thomas A. Hays


     /s/ William G. Heckman       Director                     October 20, 1995
     William G. Heckman


     /s/ Charles H. Price II      Director                     October 20, 1995
     Charles H. Price II


     /s/ Harvey Saligman          Director                     October 20, 1995
     Harvey Saligman


     ________________             Director                     _______ __, 1995
     Craig D. Schnuck


     _______________              Director                     _______ __, 1995
     Robert L. Stark










             Signature                    Title                Date


     /s/ Patrick T. Stokes        Director                     October 20, 1995
     Patrick T. Stokes


     /s/ Francis A. Stroble       Director                     October 20, 1995
     Francis A. Stroble

     ______________               Director                     _______ __, 1995
     John A. Wright


     /s/ Frank Lyon, Jr.          Director                     October 20, 1995
     Frank Lyon, Jr.







































                                    EXHIBIT INDEX

         Exhibit
         Number                        Description                    Page

         2.1 Agreement and Plan of Reorganization dated as of August 4, 1995 by and among MBI and Hawk-eye.

         2.2 Stock Option Agreement, dated August 4, 1995, between MBI and Hawkeye.

         3.1 MBI's Restated Articles of Incorporation, as amended and currently in effect, filed as
                    Exhibit 3(i) to MBI's Quarterly Report on
                    Form 10-Q for the quarter ended June 30, 1994 (File No. 1-11792), are incorporated herein by reference.

         3.2 MBI's By-Laws, as amended and currently in effect, filed as Exhibit 3.2 to MBI's Regis-tration Statement No. 33-57489, are incorpo-rated herein by reference.

         4.1 Form of Indenture Regarding Subordinated Se-curities between MBI and The First National Bank of Chicago, Trustee, filed as Exhibit 4-1 to MBI's Report on Form 8-K dated September 24, 1992 (File No. 1-11792), is incorporated herein by reference.


         4.2 Rights Agreement dated as of May 23, 1988 between MBI and Mercantile Bank of St. Louis National Association, as Rights Agent (in-cluding as exhibits thereto the form of Cer-tificate of Designation, Preferences and Rights of Series A Junior Participating Pre-ferred Stock and the form of Right Certifi-
                    cate), filed on May 24, 1988 as Exhibits 1 and 2 to MBI's Registration Statement on Form 8-A (File No. 1-11792), is incorporated herein by reference.

         4.3 Certificate of Designation, Preferences, and Relative Rights, Qualifications, Limitations and Restrictions of the Series B-1 Preferred Stock of MBI, filed as Exhibit 4-1 to MBI's Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-11792), is incor-
                    porated herein by reference.









         Exhibit
         Number                        Description                    Page


         4.4 Certificate of Designation, Preferences, and Relative Rights, Qualifications, Limitations and Restrictions of the Series B-2 Preferred Stock of MBI, filed as Exhibit 4-2 to MBI's Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-11792), is incor porated herein by reference.

         5 Opinion of Jon W. Bilstrom as to the legality of the securities being issued.

         8.1 Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters in the Merger.

         8.2        Opinion of Baird, Holm, McEachen, Pedersen,
                    Hamann & Strasheim as to certain tax matters in the Merger.

         23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on MBI's financial statements.

         23.2 Consent of Deloitte & Touche LLP with regard to the use of its report on Hawkeye's finan-cial statements.

         23.3 Consent of Jon W. Bilstrom (included in Ex-hibit 5).

         23.4       Consent of Wachtell, Lipton, Rosen & Katz
                    (included in Exhibit 8.1).

         23.5       Consent of Baird, Holm, McEachen, Pedersen,
                    Hamann & Strasheim (included in Exhibit 8.2).

         23.6 Consent of Donaldson, Lufkin & Jenrette Secu-rities Corporation.

         24.1 Power of Attorney (included on signature page).

         99.9       Form of Support Agreement dated as of August
                    4, 1995 by and between MBI and the directors of Hawkeye.



                                        II-9